Exhibit 99.1
Notice of Annual Meeting of Shareholders
and
Management Proxy Circular
of
IVANHOE ENERGY INC.
DATED: March 21, 2011

IVANHOE ENERGY INC.
654 – 999 Canada Place
Vancouver, BC V6C 3E1
Telephone: 604-688-8323 Fax: 604-682-2060

Notice of Annual General Meeting of Shareholders
April 27, 2011
NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders of IVANHOE ENERGY INC. (the “Company”) will be held in Suite 629 — 999 Canada Place, Vancouver, British Columbia on Wednesday, April 27, 2011, at 2:00 PM local time (the “Meeting”) for the following purposes:
1.	to receive the report of the directors;

2.	to receive the Company’s audited financial statements for the financial year ended December 31, 2010 and the auditor’s report thereon;

3.	to elect directors for the ensuing year;

4.	to appoint auditors for the ensuing year and to authorize the directors to fix the auditors’ remuneration; and

5.	to transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.
The Board of Directors has fixed March 11, 2011 as the record date for the determination of shareholders entitled to notice of, and to vote at, this Annual General Meeting and at any adjournment thereof.
A Management Proxy Circular, form of proxy, the audited consolidated financial statements of the Company for the year ended December 31, 2010, the auditor’s report thereon, management’s discussion and analysis and certain other documents accompany this Notice. The Management Proxy Circular contains details of matters to be considered at the Meeting.
A shareholder who is unable to attend the Meeting in person and who wishes to ensure that his or her shares will be voted at the Meeting, is requested to complete, date and sign the enclosed form of proxy and deliver it by facsimile, by hand or by mail in accordance with the instructions set out in the form of proxy and in the Management Proxy Circular. Instructions on how to vote over the Internet are also set out in the Management Proxy Circular.
DATED at Vancouver, British Columbia, this 21st day of March, 2011.

BY ORDER OF THE BOARD OF DIRECTORS
“Beverly A. Bartlett”
Beverly A. Bartlett
Vice President and Corporate Secretary

IVANHOE ENERGY INC.
Suite 654 – 999 Canada Place
Vancouver, British Columbia V6C 3E1
MANAGEMENT PROXY CIRCULAR
This Management Proxy Circular is furnished in connection with the solicitation of proxies by the management of IVANHOE ENERGY INC. (“Ivanhoe” or the “Company”) for use at the Annual General Meeting (the “Meeting”) of its shareholders to be held on April 27, 2011, at the time and place and for the purposes set forth in the accompanying Notice of Meeting. Unless otherwise stated, this Management Proxy Circular contains information as at March 4, 2011.
SOLICITATION OF PROXIES
The solicitation of proxies by management will be primarily by mail, but proxies may be solicited by directors, officers and regular employees of the Company personally, by telephone or by means of electronic communication. All costs of this solicitation will be borne by the Company.
APPOINTMENT OF PROXYHOLDERS
The individuals named in the accompanying form of proxy are directors and/or officers of the Company. A shareholder may appoint, as proxyholder or alternate proxyholder, a person or persons other than any of the persons designated in the accompanying form of proxy, and may do so either by inserting the name or names of such persons in the blank space provided in the accompanying form of proxy or by completing another suitable form of proxy.
An appointment of a proxyholder or alternate proxyholder will not be valid unless a form of proxy making the appointment, signed by the shareholder or by an attorney of the shareholder authorized in writing, is deposited with CIBC Mellon Trust Company:
(a)	by facsimile to (416) 368-2502 or 1-866-781-3111,

(b)	by mail to P.O. Box 721, Agincourt, Ontario, M1S 0A1,

(c)	by hand to The Oceanic Plaza, 1600 — 1066 Hastings Street, Vancouver, British Columbia, V6E 3K9 or 320 Bay Street, Banking Hall Level, Toronto, Ontario, M5H 4A6, or

(d)	by Internet voting as described below,
and, in each case, must be received by CIBC Mellon Trust Company not later than 5:00 PM Pacific Time on the day before the Meeting (excluding Saturdays, Sundays and statutory holidays) or an adjournment thereof, at which the form of proxy is to be used.
In order to vote by Internet, you should have the form of proxy you received available and access the website at www.eproxyvoting.com/ivanhoeenergy. You will be prompted to enter the 13-digit Control Number which is located in a box on the reverse side of the proxy. The deadline for voting through the Internet is 5:00 PM Pacific Time on the day before the Meeting (excluding Saturdays, Sundays and statutory holidays) or an adjournment thereof.
If your shares are held in street name for your account, your broker or other nominee will advise you whether you may vote through the Internet. A number of banks and brokerage firms participate in programs that permit their clients to vote their shares through the Internet.

REVOCATION OF PROXIES
A shareholder who has given a proxy may revoke it:
(a)	by depositing an instrument in writing executed by the shareholder or by the shareholder’s attorney authorized in writing:
(i)
with CIBC Mellon Trust Company, not later than 5:00 PM Pacific Time on the day before the Meeting (excluding Saturdays, Sundays and statutory holidays) or an adjournment thereof, at which the form of proxy is to be used;

(ii)	at the registered office of the Company at any time up to and including the last business day preceding the day of the Meeting, or an adjournment thereof, at which the form of proxy is to be used;
(iii)	with the chairman of the Meeting on the day of the Meeting or an adjournment thereof;
(b)
if the shareholder has given the proxy by Internet, at any time not later than 5:00 PM Pacific Time on the day before the Meeting (excluding Saturdays, Sundays and statutory holidays) or an adjournment thereof, at which the form of proxy is to be used, by accessing the Internet voting website at www.eproxyvoting.com/ivanhoeenergy and following the instructions to change or revoke a proxy; or

(c)	in any other manner provided by law.
The revocation of a proxy will not affect a matter on which a vote is taken before the revocation.
EXERCISE OF DISCRETION
On a poll, the nominees named in the accompanying form of proxy will vote, or withhold from voting, the common shares represented thereby in accordance with the instructions of the shareholder. The form of proxy will confer discretionary authority on the nominees named therein with respect to:
(a)	each matter or group of matters identified therein for which a choice is not specified,;

(b)	any amendment to or variation of any matter identified therein; and

(c)	any other matter that properly comes before the Meeting.
In respect of a matter for which a choice is not specified in the form of proxy, the nominees named in the accompanying form of proxy will vote the common shares represented by the form of proxy at their own discretion for the approval of such matter.
As of the date of this Management Proxy Circular, management of the Company knows of no amendment, variation or other matter that may come before the Meeting, but if any amendment, variation or other matter properly comes before the Meeting, each nominee named in the accompanying form of proxy intends to vote thereon in accordance with the nominee’s best judgment.
VOTING BY NON-REGISTERED SHAREHOLDERS
Only registered shareholders of the Company or the persons they appoint as their proxyholders are permitted to vote at the Meeting. Most shareholders of the Company are “non-registered” shareholders (“Non-Registered Shareholders”) because the common shares they own are not registered in their names but are instead registered in the name of the brokerage firm, bank or trust company through which they purchased the common shares. Common shares beneficially owned by a Non-Registered Shareholder are registered either: (i) in the name of an intermediary (an “Intermediary”) that the Non-Registered Shareholder deals with in respect of the shares of the Company (Intermediaries include, among others, banks, trust companies, securities dealers, securities brokers and trustees or administrators of self-administered RRSPs, RRIFs, RESPs and similar plans); or (ii) in the name of a clearing agency (such as The Canadian Depository for Securities Limited) of which the Intermediary is a participant. In accordance with applicable securities law requirements, the Company will have distributed copies of the Notice of Meeting, this Management Proxy Circular, the form of proxy and other materials, if any (collectively, the “Meeting Materials”) to the clearing agencies and Intermediaries for distribution to Non-Registered Shareholders.

Intermediaries are required to forward the Meeting Materials to Non-Registered Shareholders unless a Non-Registered Shareholder has waived the right to receive them. Intermediaries often use service companies to forward the Meeting Materials to Non-Registered Shareholders. Generally, Non-Registered Shareholders who have not waived the right to receive Meeting Materials will either be given:
(a)
a voting instruction form which is not signed by the Intermediary and which, when properly completed and signed by the Non-Registered Shareholder and returned to the Intermediary or its service company, will constitute voting instructions (often called a “voting instruction form”) which the Intermediary must follow. Typically, the voting instruction form will consist of a one page pre-printed form. Sometimes, instead of the one page pre-printed form, the voting instruction form will consist of a regular form of proxy accompanied by a page of instructions which contains a removable label with a bar code and other information. In order for the form of proxy to validly constitute a voting instruction form, the Non-Registered Shareholder must remove the label from the instructions and affix it to the form of proxy, properly complete and sign the form of proxy and submit it to the Intermediary or its service company in accordance with the instructions of the Intermediary or its service company; or

(b)
a form of proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature), which is restricted as to the number of common shares beneficially owned by the Non-Registered Shareholder but which is otherwise not completed by the Intermediary. Because the Intermediary has already signed the form of proxy, this form of proxy is not required to be signed by the Non-Registered Shareholder when submitting the form of proxy. In this case, the Non-Registered Shareholder who wishes to submit a form of proxy should properly complete the form of proxy and deposit it with the Company, c/o CIBC Mellon Trust Company, Suite 1600, The Oceanic Plaza, 1066 Hastings Street, Vancouver, British Columbia, V6E 3K9 or 320 Bay Street, Banking Hall Level, Toronto, Ontario, M5H 4A6.

In either case, the purpose of these procedures is to permit Non-Registered Shareholders to direct the voting of the common shares of the Company they beneficially own. Should a Non-Registered Shareholder who receives one of the above forms wish to vote at the Meeting in person (or have another person attend and vote on behalf of the Non-Registered Shareholder), the Non-Registered Shareholder should strike out the persons named in the form of proxy and insert the Non-Registered Shareholder’s name or such other person’s name in the blank space provided. In either case, Non-Registered Shareholders should carefully follow the instructions of their Intermediary, including those regarding when and where the proxy or voting instruction form is to be delivered.
A Non-Registered Shareholder may revoke a proxy or voting instruction form given to an Intermediary by contacting the Intermediary through which the Non-Registered Shareholder’s common shares of the Company are held and following the instructions of the Intermediary respecting the revocation of proxies. In order to ensure that an Intermediary acts upon a revocation of a proxy or voting instruction form, the written notice should be received by the Intermediary well in advance of the Meeting.
VOTES NECESSARY TO PASS RESOLUTIONS
The Company’s by-laws provide that the quorum for the transaction of business at the Meeting is at least one individual present at the commencement of the Meeting holding, or representing by proxy the holder or holders of, common shares carrying, in the aggregate, not less than thirty-three and one-third percent (33 1/3%) of the votes eligible to be cast at the Meeting.
Under the Yukon Business Corporations Act (the “YBCA”) a majority of the votes cast by shareholders at the Meeting is required to pass an ordinary resolution and a majority of two-thirds of the votes cast at the Meeting is required to pass a special resolution.
Shareholders will be asked to elect directors and appoint auditors for the ensuing year. If there are more nominees for election as directors or appointment as the Company’s auditors than there are vacancies to fill, those nominees receiving the greatest number of votes will be elected or appointed, as the case may be, until all such vacancies have been filled. If the number of nominees for election or appointment is equal to the number of vacancies to be filled, all such nominees will be declared elected or appointed by acclamation.

INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON
The Company is unaware of any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, of any person who has been a director or executive officer of the Company or is a proposed nominee for election as a director of the Company (or an associate or affiliate of such director, director nominee or executive officer) at any time since the beginning of the Company’s last financial year in any matter to be acted upon at the Meeting other than the election of directors.
VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES
The Company has an authorized capital consisting of an unlimited number of common shares without par value and an unlimited number of preference shares without par value.
As of March 4, 2011 the Company had outstanding 343,931,658 fully paid and non-assessable common shares without par value, each carrying the right to one vote. As of such date, there were no preference shares issued and outstanding.
A holder of record of one or more common shares on the securities register of the Company at the close of business on Friday, March 11, 2011, (the “Record Date”) who either attends the Meeting personally or deposits a form of proxy in the manner and subject to the provisions described above will be entitled to vote or to have such common shares voted at the Meeting, except to the extent that:
(a)	the shareholder has transferred the ownership of any such common shares after the Record Date, and
(b)
the transferee produces a properly endorsed share certificate for, or otherwise establishes ownership of, any of the transferred common shares and makes a demand to CIBC Mellon Trust Company no later than 10 days before the Meeting that the transferee’s name be included in the list of shareholders in respect thereof.

To the knowledge of the Company’s directors and executive officers, as at March 4, 2011:
(a)
the only person who beneficially owns, or controls or directs, directly or indirectly, common shares carrying 10% or more of the voting rights attached to all outstanding common shares of the Company, and the approximate number of common shares so owned, controlled or directed, and the percentage of voting shares of the Company represented by such shares; and

(b)	the aggregate share ownership by the current directors and executive officers of the Company as a group;
is as follows:

	Number of Shares Beneficially		Percentage of Shares
Name and Address of Beneficial Owner	Owned(1)		Outstanding
Robert M. Friedland 150 Beach Road #25-03 The Gateway West Singapore 189720	53,411,725	(2)	15.22%

Directors and Executive Officers (17 persons)	64,173,532	(2)(3)	18.29%

(1)
Beneficial ownership is determined in accordance with applicable securities laws and generally includes voting or investment power with respect to securities. Unissued common shares subject to options, warrants or other convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days, are deemed outstanding for the purpose of computing the beneficial ownership of common shares of the person holding such convertible security but are not deemed outstanding for computing the beneficial ownership of common shares of any other person.

(2)
Includes 48,794,620 issued common shares and 2,200,000 unissued common shares issuable upon the exercise of common share purchase warrants held indirectly through Newstar Securities SRL, Premier Mines SRL and Evershine SRL, companies controlled by Mr. Friedland. Also includes 2,000,000 unissued common shares issuable upon the exercise of stock options and 417,105 common shares held directly by Mr. Friedland.

(3)
Includes 4,697,734 unissued common shares issuable to directors and senior officers upon exercise of incentive stock options and 2,210,500 unissued common shares issuable upon the exercise of common share purchase warrants.

ELECTION OF DIRECTORS
The Company’s articles provide that the number of directors of the Company will be a minimum of three and a maximum of thirteen. The term of office of each of the current directors will end at the conclusion of the Meeting. Unless a director’s office is earlier vacated in accordance with the provisions of the YBCA, each director elected will hold office until the conclusion of the next annual meeting of the Company or, if no director is then elected, until a successor is elected.
The following tables provide information on the nominees proposed for election to the Company’s board of directors. Included in these tables is information relating to each nominee’s committee memberships, meeting attendance, other public company directorships, ownership of Company securities, principal occupation, business or employment and the period of time during which each has been a director of the Company. This information is as at March 4, 2011.
Management’s nominees for election as directors are as follows:

Robert M. Friedland
Singapore
Age: 60
Director Since: 1995
Director Status:
Non-Independent(1)
Areas of Experience:
CEO/Board
International Finance
Mining Industry
Public Capital Markets
Managing/Leading Growth
Robert Friedland, a co-founder of the Company, has been a director of the Company since 1995, Deputy Chairman from 1999 to 2008, President from 2008 to 2010 and, since May 2008, the Executive Co-Chairman and Chief Executive Officer of the Company. Mr. Friedland has been the Chair of the Executive Committee since its formation in October, 2008. Mr. Friedland is the founder, Executive Chairman and Chief Executive Officer of Ivanhoe Mines Ltd., a Canadian public company with extensive operating, development and exploration interests in several countries in the Asia Pacific region.
Mr. Friedland is also Chairman and President of Ivanhoe Capital Corporation, a private company based in Singapore that specializes in providing venture capital and project financing for international business enterprises, predominantly in the fields of energy and minerals. Mr. Friedland has been the Chairman of Ivanhoe Nickel & Platinum Ltd. since 2000 and was President from 2003 to 2008. He was the Chairman of Potash One Inc. from May 2009 to January 2011.
Mr. Friedland was named 2006 Mining Person of the Year by the Northern Miner publishing group of Canada. Following his role in the discovery and sale of the Voisey1s Bay nickel-copper-cobalt deposit in Eastern Canada, Mr. Friedland was named Developer of the Year in 1996 by the Prospectors and Developers Association of Canada for his work in establishing and financing companies engaged in mineral exploration and development around the world.
B.A., 1974, Political Science, Reed College.
Principal Occupation, Business or Employment
Executive Chairman (March 1994 – present) and Chief Executive Officer (October 2010 – present), Ivanhoe Mines Ltd.; Chairman (January, 1991 – present) and President (July, 1988 – present), Ivanhoe Capital Corporation; Chairman, Potash One Inc. (May, 2009 – January 2011); Chairman and Non-Executive Director, Ivanhoe Australia Limited (November 2007 – present).

Board/Committee			Public Board Membership:
Membership:	Attendance:		Company:	Since:
Board of Directors	6 of 6	100%	Ivanhoe Mines Ltd. (TSX; NYSE; NASDAQ)(16)	1994
Executive(20)	0 of 0	N/A	Ivanhoe Australia Limited (ASX; TSX)(16)	2007
Total:	6 of 6	100%
Common Shares Beneficially Owned, Controlled or Directed:

			Total Market Value of
Year	Common Shares(3)		Common Shares(4)	Minimum Required
2011	51,411,725	(19)	$174,209,507	See note 13.
2010	51,411,725	(19)	$176,670,093	See note 13.
2009	51,411,725	(19)	$36,502,325	See note 13.
2008	51,011,725	(3)	$91,766,043	See note 13.
Options Held:

Date	Expiry	Number	Vested /	Exercise		Total	Value of Options
Granted	Date	Granted	Unvested	Price(5)		Unexercised	Unexercised(6)
Oct. 28, 2010	Oct. 28, 2017	1,000,000	0 / 1,000,000	Cdn$	2.28	1,000,000	Cdn$	1,260,000
Mar 5, 2008	Mar 5, 2013	2,500,000	2,000,000 / 500,000	Cdn$	1.61	2,500,000	Cdn$	4,825,000

A. Robert Abboud
Barrington Hills, IL, USA
Age: 81
Director Since: 2006
Director Status:
Independent(2)
Areas of Experience:
Board
Banking
International Finance
International Project Management
Public Capital Markets
Robert Abboud is President and CEO of A. Robert Abboud and Company, a private investment company. He has enjoyed a 46-year career in oil and gas, banking and foreign affairs. He was previously President and Chief Operating Officer of Occidental Petroleum Corporation, Chairman and CEO of First Chicago Corporation and The First National Bank of Chicago, Chairman and CEO of First City Bancorporation of Texas, Chairman of ACB International, Ltd., a joint venture which included the Bank of China and a subsidiary of the Chinese Ministry of Foreign Relations and Trade. Mr. Abboud has served as a member of the Board of Directors of AMOCO and as Audit Committee Chairman for AAR Corporation, Alberto-Culver Company, Hartmarx Corporation, ICN Pharmaceuticals Inc. and Inland Steel Industries.
Mr. Abboud was appointed as Co-Chairman and Independent Lead Director of the Company in May 2006 and serves as a member of the Audit, Nominating and Corporate Governance and Executive Committees. Mr. Abboud served as a member of the Compensation Committee from May 2008 to May 2010.
B.A. (Cum Laude), 1951, Harvard College; J.D., 1956, Harvard Law School; M.B.A., 1958 – Baker Scholar, Harvard Business School; Certified Commercial Lender, 1975, American Bankers Association; Member Illinois, Massachusetts and Federal Bar and the American Bar Association.
Principal Occupation, Business or Employment
President and CEO, A. Robert Abboud and Company (1984 – present)

Board/Committee			Public Board Membership
Membership:	Attendance:		Company:	Since:
Board of Directors	6 of 6	100%	n/a	n/a
Audit	4 of 4	100%
Nominating and Corporate Governance	4 of 4	100%
Compensation and Benefits(9)	2 of 2	100%
Executive(20)	0 of 0	N/A
Total:	16 of 16	100%
Common Shares Beneficially Owned, Controlled or Directed:

		Total Market Value of
Year	Common Shares(3)	Common Shares(4)	Minimum Required
2011	650,000	$2,301,000	See note 8.
2010	500,000	$1,795,000	See note 8.
2009	500,000	$355,000	See note 8.
2008	200,000	$376,000	See note 8.
Options Held:

Date	Expiry	Number	Vested /		Exercise	Total	Value of Options
Granted	Date	Granted	Unvested		Price(5)	Unexercised	Unexercised(6)
April 29, 2010	April 29 2017	50,000	0 / 50,000	(15)	Cdn$ 3.26	50,000	Cdn$	14,000
May 29, 2008	May 29, 2013	50,000	50,000 / 0		US$ 2.69	50,000	US$	48,000

Howard R. Balloch
Beijing, China
Age: 59
Director Since: 2002
Director Status:
Independent(2)
Areas of Experience:
CEO/Board
International Finance
Governance
Compensation
International Politics
Public Capital Markets
Howard Balloch became Chairman of Canaccord Genuity Asia Limited in 2011, following the acquisition by Canaccord Financial Inc. of The Balloch Group, the investment advisory firm he founded in 2001. A veteran Canadian diplomat, Mr. Balloch began serving as Canada’s ambassador to the People’s Republic of China, Mongolia and the Democratic People’s Republic of Korea in 1996 after a 20-year career in the Government of Canada’s Department of Foreign Affairs and International Trade and Privy Council Office. Mr. Balloch is Vice Chairman of the Canada China Business Council, having served as its President between 2001 and 2006. Mr. Balloch serves as a director of Canaccord Financial Inc., Methanex Corp. and Ivanhoe Mines Ltd.
Mr. Balloch has been a director of the Company since January, 2002. Presently, Mr. Balloch is the Chair of both the Nominating and Corporate Governance and Compensation and Benefits Committees and a member of the Executive Committee.
Université Laval, 1969; B.A.(Honours) Political Science and Economics, McGill University, 1971; M.A. International Relations, McGill University, 1972; PhD Studies, University of Toronto; Fondation Nationale de Sciences Politiques, Paris, 1973-76.
Principal Occupation, Business or Employment
Chairman, Canaccord Genuity Asia Limited (January 2011 — present); President, The Balloch Group (July 2001 — January 2011); President, Canada China Business Council (July 2001 — 2006); Canadian Ambassador to China, Mongolia and Democratic Republic of Korea (April 1996 — July 2001)

Board/Committee			Public Board Membership
Membership:	Attendance:		Company:	Since:
Board of Directors	6 of 6	100%	Ivanhoe Mines Ltd. (TSX; NYSE; NASDAQ)(16)	2005
Audit(10)	2 of 2	100%	Methanex Corporation (TSX; NASDAQ)	2004
Compensation and Benefits — Chair	5 of 5	100%	Canaccord Financial Inc. (TSX; AIM)	2011
Nominating and Corporate Governance — Chair	4 of 4	100%
Executive(20)	0 of 0	N/A
Total:	17 of 17	100%
Common Shares Beneficially Owned, Controlled or Directed:

		Total Market Value of
Year	Common Shares(3)	Common Shares(4)	Minimum Required
2011	50,000	$177,000	See note 8.
2010	50,000	$179,500	See note 8.
2009	50,000	$35,500	See note 8.
2008	50,000	$94,000	See note 8.
Options Held:

Date	Expiry	Number	Vested /		Exercise		Total	Value of Options
Granted	Date	Granted	Unvested		Price(5)		Unexercised	Unexercised(6)
April 29, 2010	April 29, 2017	50,000	0 / 50,000	(15)	Cdn$	3.26	50,000	Cdn$	14,000
April 29, 2009	April 29, 2016	50,000	50,000 / 0		Cdn$	1.51	50,000	Cdn$	101,500
May 29, 2008	May 29, 2013	50,000	50,000 / 0		Cdn$	2.66	50,000	Cdn$	44,000
May 3, 2007	May 3, 2012	50,000	50,000 / 0		Cdn$	2.30	50,000	Cdn$	62,000
May 4, 2006	May 4, 2011	50,000	50,000 / 0		Cdn$	3.12	50,000	Cdn$	21,000

Carlos A. Cabrera
Northbrook, IL, USA
Age: 59
Director Since: 2010
Director Status:
Independent(2)
Areas of Experience:
CEO/Board
International Project Management
International Finance
Governance
Compensation
Public Capital Markets
Carlos Cabrera joined the Board of Directors of the Company in May 2010 and serves as a member of the Audit, Nominating and Corporate Governance and Compensation and Benefits Committees. Mr. Cabrera was appointed as the Co-Chairman and Lead Director of Ivanhoe Energy Latin America Inc. and Ivanhoe Energy Ecuador Inc. in July 2010. He is also the Chairman of Ivanhoe Energy Mexico IELA, S.A. de C.V.
Mr. Cabrera is the former chairman, President and Chief Executive Officer of UOP LLC. During his 35 year career with UOP, he held several managerial and technology positions, including Senior Vice President of Refining and Petrochemicals, Senior Vice President of Process Technology and Equipment and Vice President of Corporate Development and New Ventures.
Mr. Cabrera is the President and CEO of the National Institute of Low Carbon and Clean Energy (NICE), a wholly owned subsidiary of the Shenhua Group, based in Beijing, China. Mr. Cabrera has served as a director of GEVO, Inc. since June 2010 and is a member of its Nominating and Corporate Governance and Audit Committees. He serves as a Distinguished Associate to the World Energy Consultancy Firm FACTS. Mr. Cabrera serves on the Global Advisory Board of the University of Chicago Booth School of Business.
During Mr. Cabrera’s 35 years in the refining and petrochemicals industry, he has been granted seven U.S. patents, authored numerous publications and frequently serves on industry panels as a recognized business and technical leader.
B.Sc., Chemical Engineering, 1973, University of Kentucky; M.B.A., 1989, University of Chicago.
Principal Occupation, Business or Employment
President and CEO of the National Institute of Low Carbon and Clean Energy (NICE) (December 2010 — present); Chairman, President and Chief Executive Officer of UOP LLC (September 1973 — July 2009)

Board/Committee			Public Board Membership
Membership:	Attendance:		Company:	Since:
Board of Directors(11)	3 of 3	100%	GEVO, Inc. (NASDAQ)	2010
Audit(11)	1 of 2	50%
Compensation and Benefits(11)	3 of 3	100%
Nominating and Corporate Governance(11)	2 of 2	100%
Total:	9 of 10	90%
Common Shares Beneficially Owned, Controlled or Directed:

		Total Market Value of
Year	Common Shares(3)	Common Shares(4)	Minimum Required
2011	0	0	See note 8.
Options Held:

Date	Expiry	Number	Vested /	Exercise		Total	Value of Options
Granted	Date	Granted	Unvested	Price(5)		Unexercised	Unexercised(6)
July 28, 2010	July 28, 2017	200,000	0 / 200,000	Cdn$	2.00	200,000	Cdn$	308,000
May 18, 2010	May 18, 2017	100,000	0 / 100,000	Cdn$	2.63	100,000	Cdn$	91,000

Brian F. Downey
Lake in the Hills, IL, USA
Age: 69
Director Since: 2005
Director Status:
Independent(2)
Areas of Experience:
CEO/Board
Banking
Finance
Public Capital Markets
From 1986 to 1995, Brian Downey was President and CEO of Credit Union Central of Canada, the national trade association and national liquidity facility for all credit unions in Canada. Mr. Downey went on to become a partner and the CEO of Lending Solutions, Inc., a full-service loan call centre located in the U.S. whose clients are primarily U.S. and Canadian financial institutions.
Mr. Downey joined the Board of Directors in July 2005 and was appointed Chairman of the Audit Committee at that time. Mr. Downey also serves as a member of the Compensation and Benefits and Nominating and Corporate Governance Committees.
C.M.A., 1972, University of Manitoba; Member of the Society of Management Accountants of Ontario.
Principal Occupation, Business or Employment
President, Downey & Associates Management Inc. (July 1986 — present); Partner/Owner, Lending Solutions, Inc. (November 1995 — January 2002); Financial Advisor, Lending Solutions Inc. (January 2002 — present).

Board/Committee			Public Board Membership
Membership:	Attendance:		Company:	Since:
Board of Directors	6 of 6	100%	n/a	n/a
Audit — Chair	4 of 4	100%
Compensation and Benefits	5 of 5	100%
Nominating and Corporate Governance	4 of 4	100%
Total:	19 of 19	100%
Common Shares Beneficially Owned, Controlled or Directed:

		Total Market Value of
Year	Common Shares(3)	Common Shares(4)	Minimum Required
2011	124,707	$441,463	See note 8.
2010	100,000	$359,000	See note 8.
2009	100,000	$71,000	See note 8.
2008	50,000	$94,000	See note 8.
Options Held:

Date	Expiry	Number	Vested /		Exercise		Total	Value of Options
Granted	Date	Granted	Unvested		Price(5)		Unexercised	Unexercised(6)
April 29, 2010	April 29, 2017	50,000	0 / 50,000	(15)	Cdn$	3.26	50,000	Cdn$	14,000
April 29, 2009	April 29, 2016	50,000	50,000 / 0		Cdn$	1.51	50,000	Cdn$	101,500

Robert G. Graham
Ottawa, ON, Canada
Age: 57
Director Since: 2005
Director Status:
Non-Independent(1)(7)
Areas of Experience:
CEO/Board
Chemical Engineering
Petroleum Engineering
Project Management
Oil and Gas Industry
Robert Graham is the co-founder, Chairman and Chief Executive Officer of Ensyn Corporation. He has been working on the commercial development of the RTP™ biomass refining and petroleum upgrading technologies since the early 1980’s. This work culminated in the development of commercial RTP applications in the wood industry in the late 1980’s and the establishment of Ensyn Renewables Inc. to capitalize on commercial projects for this business. In 1997, Dr. Graham initiated the application of this commercial RTP™ technology in the petroleum industry.
Dr. Graham has been a director with the Company since April, 2005 and was the Company’s Chief Technology Officer from April 1 to September 19, 2007.
B.Sc., 1974, Carlton University; B.Sc. Honours, 1976, Carleton University; M.Eng., 1978, University of Western Ontario; Ph.D., 1993, Chemical Engineering University of Western Ontario.
Principal Occupation, Business or Employment
Chairman (June 2007 — present) and Chief Executive Officer (July 2008 — present) of Ensyn Corporation; President and Chief Executive Officer, Ensyn Corporation (April 2005 — June 2007); Chairman and Chief Executive Officer, Ensyn Group, Inc. (October 1984 — April 2005)

Board/Committee			Public Board Membership
Membership:	Attendance:		Company:	Since:
Board of Directors	5 of 6	83%	n/a	n/a
Total:	5 of 6	83%
Common Shares Beneficially Owned, Controlled or Directed:

		Total Market Value of
Year	Common Shares(3)	Common Shares(4)	Minimum Required
2011	4,496,726	$15,918,410	See note 8.
2010	4,496,726	$16,143,246	See note 8.
2009	4,545,112	$3,227,030	See note 8.
2008	4,725,112	$8,883,211	See note 8.
Options Held:

Date	Expiry	Number	Vested /		Exercise		Total	Value of Options
Granted	Date	Granted	Unvested		Price(5)		Unexercised	Unexercised(6)
April 29, 2010	April 29, 2017	50,000	0 / 50,000	(15)	Cdn$	3.26	50,000	Cdn$	14,000
April 29, 2009	April 29, 2016	50,000	50,000 / 0		Cdn$	1.51	50,000	Cdn$	101,500
May 29, 2008	May 29, 2013	50,000	50,000 / 0		Cdn$	2.66	50,000	Cdn$	44,000
Mar. 8, 2007	Mar. 8, 2012	200,000	200,000 / 0	(17)	Cdn$	2.29	200,000	Cdn$	250,000
May 4, 2006	May 4, 2011	50,000	50,000 / 0		Cdn$	3.12	50,000	Cdn$	21,000

Peter G. Meredith
Vancouver, British
Columbia, Canada
Age: 67
Director Since: 2007
Director Status:
Non-Independent(1)
Areas of Experience:
CEO/Board
International Finance
Mining Industry
Public Capital Markets
Peter Meredith joined the Board of Directors of the Company in December, 2007 and serves as a member of the Executive Committee.
Mr. Meredith has been the Deputy Chairman of Ivanhoe Mines Ltd. since May, 2006 and oversees its business development and corporate relations activities. Mr. Meredith was the Chief Financial Officer of Ivanhoe Mines Ltd. from May, 2004 to May, 2006 and from June, 1999 to November, 2001. He served as a director of the Company from 1996 to 1999 and as its Chief Financial Officer from 1999 to 2000. Mr. Meredith is presently the Chairman of SouthGobi Resources Ltd. (October 2009) and was the Chief Executive Officer of that company from June, 2007 to October, 2009.
Prior to joining Ivanhoe Mines Ltd., Mr. Meredith spent 31 years with Deloitte & Touche LLP, chartered accountants, and retired as a partner in 1996. Mr. Meredith is a Chartered Accountant and is a member of the Institute of Chartered Accountants of British Columbia, the Institute of Chartered Accountants of Ontario and the Ordre des Comptables Agrees du Quebec. He is also a Certified Management Accountant.
Certified as a Chartered Accountant by the Canadian Institute of Chartered Accountants (1968).
Principal Occupation, Business or Employment
Deputy Chairman, Ivanhoe Mines Ltd. (May 2006 — present); Chairman, SouthGobi Resources Ltd. (October 2009 — present); Chief Executive Officer, SouthGobi Resources Ltd. (June 2007 — October 2009); Chief Financial Officer, Ivanhoe Capital Corporation (1996 — March 2009)

Board/Committee			Public Board Membership
Membership:	Attendance:		Company:	Since:

Board of Directors	6 of 6	100%	Ivanhoe Mines Ltd. (TSX; NYSE; NASDAQ)(16)	2005
Executive(20)	0 of 0	N/A	SouthGobi Resources Ltd. (TSX; HKSE)(16)	2003
Total:	6 of 6	100%	Entrée Gold Inc. (TSX; AMEX)	2004

			Great Canadian Gaming Corporation (TSX)	2000

			Ivanhoe Australia Limited (ASX; TSX)(16)	2006
Common Shares Beneficially Owned, Controlled or Directed:

			Total Market Value of
Year	Common Shares(3)		Common Shares(4)	Minimum Required
2011	48,000	(18)	$132,750	See note 8.
2010	48,000	(18)	$134,625	See note 8.
2009	48,000	(18)	$34,080	See note 8.
2008	48,000	(18)	$90,240	See note 8.
Options Held:

Date	Expiry	Number	Vested /		Exercise		Total	Value of Options
Granted	Date	Granted	Unvested		Price(5)		Unexercised	Unexercised(6)
April 29, 2010	April 29, 2017	50,000	0 / 50,000	(15)	Cdn$	3.26	50,000	Cdn$	14,000
April 29, 2009	April 29, 2016	50,000	50,000 / 0		Cdn$	1.51	50,000	Cdn$	101,500
May 29, 2008	May 29, 2013	50,000	50,000 / 0		Cdn$	2.66	50,000	Cdn$	44,000
Mar 11, 2008	Mar 11, 2013	100,000	60,000 / 40,000		Cdn$	1.68	100,000	Cdn$	186,000
Dec 19, 2007	Dec 19, 2012	150,000	120,000 / 30,000		Cdn$	1.52	150,000	Cdn$	303,000

Alexander A. Molyneux
Hong Kong
Age: 36
Director Since: 2010
Director Status:
Non-Independent(1)
Areas of Experience:
CEO/Board
International Finance
Governance
Compensation
Public Capital Markets
Alex Molyneux joined the Board of Directors of the Company in May, 2010.
Mr. Molyneux is President (April 2009) and Chief Executive Officer (October 2009) of SouthGobi Resources Ltd. Prior to joining SouthGobi, Mr. Molyneux was Managing Director, Head of Metals & Mining Investment Banking, Asia Pacific with Citigroup. He has spent approximately 10 years providing specialist advice and investment banking services to mining and industrial corporations, including nine years involved in coal-related transactions. Over the past nine years he has advised on coal-related public offerings, mergers and acquisitions, bond and debt offerings totaling several billion dollars. Mr. Molyneux joined Citigroup from UBS in early-2007 as Head of Metals & Mining Investment Banking.
B.A., Economics, 1995, Monash University.
Principal Occupation, Business or Employment
President (April 2009 — present) and Chief Executive Officer (October 2009 — present) of SouthGobi Resources Ltd; Managing Director, Head of Metals & Mining Investment Banking, Citigroup Global Markets Asia Ltd (June 2007 — April 2009); Executive Director, Investment Banking, Metals and Mining, UBS AG Australia Branch (July 2004 — June 2007)

Board/Committee			Public Board Membership
Membership:	Attendance:		Company:	Since:
Board of Directors(14)	2 of 3	66%	SouthGobi Resources Ltd. (TSX; HKSE)(16)	2009
Total:	2 of 3	66%
Common Shares Beneficially Owned, Controlled or Directed:

		Total Market Value of
Year	Common Shares(3)	Common Shares(4)	Minimum Required
2011	0	0	See note 8.
Options Held:

Date	Expiry	Number	Vested /	Exercise		Total	Value of Options
Granted	Date	Granted	Unvested	Price(5)		Unexercised	Unexercised(6)
May 18, 2010	May 18, 2017	100,000	0 / 100,000	Cdn$	2.63	100,000	Cdn$	91,000
Sept. 17, 2009	Sept. 17, 2014	80,000	32,000 / 48,000	Cdn$	2.22	80,000	Cdn$	105,600

Robert A. Pirraglia
Boca Raton, FL, USA
Age: 61
Director Since: 2005
Director Status:
Independent(2) (7)
Areas of Experience:
Board
Law
Finance
International Project Management
Public Capital Markets
Robert Pirraglia is an engineer and attorney with more than 25 years of experience in the development of energy projects and projects employing innovative technologies. He currently serves as Executive Vice President and director of Ensyn Corporation and is also a director of Pirraglia Associates, Inc. and RRP Development Holdings, LLC. In addition to being a founder and manager of several energy and waste processing companies, Mr. Pirraglia provided management and business consulting services to various U.S., Canadian and European companies.
Mr. Pirraglia has been a director of the Company since April 2005 and acted as the Chair of the Business Development Committee from August, 2007 until May, 2008. Mr. Pirraglia is currently a member of the Compensation and Benefits Committee and the Nominating and Corporate Governance Committee.
B.E.E., 1969, New York University; J.D., 1974, Fordham University School of Law.
Principal Occupation, Business or Employment
Executive Vice President, Ensyn Corporation (October 2007 — Present); Chief Operating Officer and Vice President, Ensyn Corporation (April 2005 — October 2007); Chief Operating Officer and Vice President, Ensyn Group, Inc. (September 1998 — April 2005)

Board/Committee			Public Board Membership
Membership:	Attendance:		Company:	Since:

Board of Directors	6 of 6	100%	n/a	n/a
Compensation and Benefits	5 of 5	100%
Nominating and Corporate Governance	4 of 4	100%

Total:	15 of 15	100%
Common Shares Beneficially Owned, Controlled or Directed:

		Total Market Value of
Year	Common Shares(3)	Common Shares(4)	Minimum Required
2011	315,929	$1,118,389	See note 8.
2010	240,396	$863,022	See note 8.
2009	233,396	$165,711	See note 8.
2008	223,396	$419,984	See note 8.
Options Held:

Date	Expiry	Number	Vested /		Exercise		Total	Value of Options
Granted	Date	Granted	Unvested		Price(5)		Unexercised	Unexercised(6)
April 29, 2010	April 29, 2017	50,000	0 / 50,000	(15)	Cdn$	3.26	50,000	Cdn$	14,000
April 29, 2009	April 29, 2016	50,000	50,000 / 0		Cdn$	1.51	50,000	Cdn$	101,500
May 29, 2008	May 29, 2013	50,000	50,000 / 0		US$	2.69	50,000	US$	48,000
May 3, 2007	May 3, 2012	50,000	50,000 / 0		US$	2.06	50,000	US$	79,500

NOTES:

(1)	See the section entitled “Corporate Governance” starting on page 32 for a description of the reasons why the Company does not consider this nominee to be independent.

(2)	“Independent” refers to the standards of independence established under Canadian Securities Administrators’ National Instrument 58-101 and the NASDAQ Marketplace Rules.

(3)
“Common Shares” refers to the number of common shares beneficially owned, or over which control or direction is exercised, by the nominee as of March 4, 2011, March 5, 2010, February 27, 2009 and March 31, 2008, respectively. Unissued common shares issuable upon the exercise or conversion of share purchase warrants and other convertible securities of the Company (other than incentive stock options) are deemed outstanding for the purpose of computing the beneficial ownership of common shares and are included in the “Common Shares”. Unissued common shares issuable upon the exercise of incentive stock options are excluded from the “Common Shares” and are reported as “Options Held” in the tables on pages 6 through 14.

(4)
“Total Market Value” is calculated by multiplying the Canadian dollar closing price of the common shares on the Toronto Stock Exchange on each of March 4, 2011 ($3.54), March 5, 2010 ($3.59), February 27, 2009 ($0.71) and March 31, 2008 ($1.88), respectively, by the number of common shares held by the nominee as of those dates, excluding any unissued common shares issuable pursuant to the exercise of share purchase warrants, incentive stock options or other convertible securities of the Company.

(5)	“Exercise Price” is an amount equal to not less than 100% of the weighted average price of the Company’s shares during the five trading day period preceding the date of grant.

(6)
For those options priced in Canadian dollars, the “Value of Unexercised Options” is calculated on the basis of the difference between the closing price of the common shares on the Toronto Stock Exchange on March 4, 2011 ($3.54) and the Exercise Price of the options multiplied by the number of unexercised options on March 4, 2011, vested and unvested. For those options priced in U.S. dollars, the value is calculated using the closing price of the common shares on the NASDAQ on March 4, 2011 ($3.65).

(7)
Under the terms of the Company’s April 2005 acquisition of Ensyn Group, Inc. (“Ensyn”), the Company granted to Ensyn the right to designate two individuals for appointment to the Company’s board of directors and agreed to use reasonable best efforts to nominate Ensyn’s designees for re-election to the board of directors annually for at least five years. Ensyn’s designees, Dr. Robert Graham and Mr. Robert Pirraglia, were originally appointed to the board of directors on April 15, 2005.

(8)
In 2007 the Company adopted a policy to encourage non-management directors to invest in the common shares of the Company by requiring each non-management director to hold common shares having an aggregate market value equal to not less than 3 times the director’s basic annual retainer. Each non-management director was required to meet this minimum threshold on or before the later of March 8, 2009 or the second anniversary of his initial appointment or election to the board. Recognizing that the market value of publicly traded equity securities fluctuates over time, the policy does not require a director to “top up” if, by reason of a decline in the market price of the Company’s common shares, the aggregate market value of the shares he owns falls below an amount equal to 3 times his basic annual retainer. Once a director attains the minimum ownership threshold for the first time, he is considered to be in compliance with the policy for as long as he continues to hold at least the number of shares that he was required to hold as of the date that he first met the minimum threshold. Presently, the directors’ basic annual retainers are U.S. $80,000 for the Lead Director and Mr. Cabrera and U.S. $40,000 for each other non-management director. Mr. Cabrera’s basic annual retainer was increased from U.S. $40,000 to U.S.$80,000 upon his appointment as Co-Chairman and Lead Director of the Company’s wholly-owned subsidiaries, Ivanhoe Energy Latin America Inc. and Ivanhoe Energy Ecuador Inc. The minimum market value threshold for purposes of the policy is therefore currently U.S. $240,000 for the Lead Director and Mr. Cabrera and U.S.$120,000 for the other non-management directors. Each non-management director has met the current minimum market value threshold and is in compliance with the policy with the exception of Messrs. Cabrera and Molyneux who, having been elected to the Board in May 2010, must meet the minimum market value threshold by May 2012.

(9)	Mr. Abboud stepped down from the Compensation and Benefits Committee effective May 18, 2010. During 2010, the Compensation and Benefits Committee held two meetings prior to that date.

(10)	Mr. Balloch stepped down from the Audit Committee effective May 18, 2010. During 2010, the Audit Committee held two meetings prior to that date.

(11)
Mr. Cabrera joined the Board of Directors effective May 18, 2010 and became a member of the Audit Committee, Nominating and Corporate Governance Committee and Compensation and Benefits Committee at that time. During 2010, the Board and each of the committees held the following meetings after that date:

Board of Directors — three

Audit Committee — two

Nominating and Corporate Governance Committee — two

Compensation and Benefits Committee — three

(12)	Mr. Abboud exercised 100,000 options on June 4, 2008.

(13)
In March 2011, the Company adopted a policy to align the interests of the Company’s senior management with the interests of its shareholders by requiring the Company’s Chief Executive Officer to have invested an amount equal to not less than 1.5 times his annual base salary within 5 years of the later of (i) the date of commencement of his employment as Chief Executive Officer or (ii) the adoption of the policy by the Company. Recognizing that the market value of publicly traded equity securities fluctuates over time, the policy does not require the Chief Executive Officer to “top up” if, by reason of a decline in the market price of the Company’s common shares, the aggregate market value of the shares he owns falls below the original investment. Once the Chief Executive Officer attains the minimum investment threshold for the first time, he is considered to be in compliance with the policy for as long as he continues to hold at least the number of shares as of the date that he first met the minimum investment threshold or until an increase in his base salary. Following an increase in base salary, the Chief Executive Officer will be expected to reach a new investment threshold of not less than 1.5 times his annual base salary within 3 years of the increase. The Company’s current Chief Executive Officer, Robert M. Friedland has elected not to draw an annual salary from the Company. He is, however, as the Company’s largest shareholder, considered to be in compliance with the policy.

(14)	Mr. Molyneux joined the Board of Directors effective May 18, 2010. During 2010, the Board held three meetings after that date.

(15)	The 50,000 options granted on April 29, 2010 fully vest on April 29, 2011.

(16)
Each of Messrs. Friedland, Balloch and Meredith serve on the board of directors of Ivanhoe Mines Ltd. Each of Messrs. Friedland and Meredith serve on the board of directors of Ivanhoe Australia Limited. Each of Messrs. Meredith and Molyneux serve on the board of directors of SouthGobi Resources Ltd.

(17)
Mr. Graham was awarded the 200,000 options in his capacity of interim Chief Technology Officer in recognition of the achievement of certain milestones. Of the 200,000 options granted on March 8, 2007: 100,000 of the options vested 20% on the date of the grant, 20% will vest on each of the four anniversaries thereafter, and will be fully vested on March 8, 2011; 80,000 of the options vested on September 19, 2007; and, 20,000 of the options vested on October 4, 2007.

(18)	Includes 37,500 common shares purchased on April 24, 2008, and 10,500 warrants purchased on April 23, 2008.

(19)	Includes 2,200,000 unissued common shares issuable to Mr. Friedland upon the exercise of outstanding share purchase warrants.

(20)	During 2010, the Executive Committee passed one resolution in writing which was subsequently ratified by the Board of Directors.
Summary of Board and Committee Meetings Held
The following table summarizes the meetings of the Board, the Committees and the non-management directors held during the year ended December 31, 2010:

Number of Meetings
Board of Directors	6
Audit Committee	4
Compensation and Benefits Committee	5
Nominating and Corporate Governance Committee	4
Non-Management Directors	3
Executive Committee	0
During 2010, one of the six meetings of the board was held by teleconference. In addition, there were 15 resolutions passed in writing by the board in 2010. Resolutions in writing must be executed by all of the directors entitled to vote on a matter.
STATEMENT OF EXECUTIVE COMPENSATION
In accordance with the requirements of applicable securities legislation in Canada, the following executive compensation disclosure is provided in respect of each person who served as the Company’s Chief Executive Officer or Chief Financial Officer during the 2010 fiscal year, and each of the Company’s three most highly compensated executive officers whose annual aggregate compensation for the 2010 fiscal year exceeded Cdn.$150,000 (collectively, the “Named Executive Officers”).

COMPENSATION DISCUSSION AND ANALYSIS
Compensation and Benefits Committee, Philosophy and Goals
The Company’s executive compensation program is administered by the Compensation and Benefits Committee (“Compensation Committee”). The members of the Compensation Committee are all independent directors. Following review and approval by the Compensation Committee, decisions relating to executive compensation are reported to, and approved by, the Board of Directors.
In determining the nature and quantum of compensation for the Company’s executive officers the Company is seeking to achieve the following objectives, in approximately an equal level of importance:
•	to provide a strong incentive to management to contribute to the achievement of Ivanhoe’s short-term and long-term corporate goals;

•	to ensure that the interests of Ivanhoe’s executive officers and the interests of the Company’s shareholders are aligned;

•	to ensure that Ivanhoe is able to attract, retain and motivate executive officers of the highest caliber in light of the strong competition in the oil and gas industry for qualified personnel;

•
to recognize that the successful implementation of Ivanhoe’s corporate strategy cannot necessarily be measured, at this stage of its development, only with reference to quantitative measurement criteria of corporate or individual performance; and

•	to provide fair, transparent, and defensible compensation.
Recent Developments Related to Executive Compensation
Effective May 18, 2010, David A. Dyck was promoted to the position of President and Chief Operating Officer of the Company. On September 3, 2010, Greg Phaneuf was appointed Senior Vice President, Corporate Development of the Company and Ian Barnett provided notice that effective March 31, 2011, he will resign from his position as Executive Vice President, Corporate Development of the Company to pursue other business interests.
How We Make Compensation Decisions
The Compensation Committee oversees and sets the general guidelines and principles for the implementation of the Company’s executive compensation policies, assesses the individual performance of the Company’s executive officers and makes recommendations to the Board of Directors. Based on these recommendations, the Board of Directors makes decisions concerning the nature and scope of the compensation to be paid to the Company’s executive officers. The Compensation Committee bases its recommendations to the Board on the Company’s compensation philosophy and on individual and corporate performance.
The Compensation Committee annually reviews, and recommends to the Board, the cash compensation, any annual performance bonus, long term incentive grants and overall compensation package for each of the Corporation’s executive officers.
Decisions for base salary adjustments are usually made during the first quarter of the new fiscal year. Although specific individual targets were not set for executives for the 2010 year, in the normal course of business, targets for performance bonuses for the fiscal year are set at the beginning of the fiscal year, and decisions on actual bonuses are made at some point during the first quarter following the end of the fiscal year. Incentive awards are ordinarily made during the first quarter following the end of the fiscal year. In the normal course of business, management presents its compensation recommendations for consideration by the Compensation Committee.
The Compensation Committee may seek compensation advice where appropriate from external consultants, and based on significant changes to the Company’s executive management team in 2009, the Compensation Committee instructed senior management to make a series of executive compensation proposals to the Compensation Committee. Subsequently, in the second quarter of 2010 the Compensation Committee engaged the services of the consulting firm Mercer Canada Ltd. to undertake a comprehensive review of executive compensation for named executive positions and other senior management positions. For 2011 and beyond, the Company will be implementing a new compensation program based on the results of the Mercer study and incorporating specific performance targets and objectives. Certain aspects of this new program were applied in 2010 to decisions relating to long term incentive awards in October 2010.
Since no performance targets or objectives were adopted upon which to base executive compensation decisions for the 2010 fiscal year, the Compensation Committee based its decisions for the purposes of establishing 2010 base salaries and bonuses awarded in 2010 in respect of the 2009 fiscal year on available industry data and a subjective review of the role played by senior management in corporate performance and achievements.

Elements of Total Compensation
The compensation package that the Company provides to its executive officers generally consists of base salary, annual performance bonuses and equity incentives. The Company’s compensation policy reflects a belief that an element of total compensation for the Company’s executive officers should be “at risk” and in the form of common shares or incentive stock options so as to create a strong link to build shareholder value. In setting compensation levels, the Compensation Committee takes into account an executive’s past performance, future expectations for performance and also considers both the cumulative compensation being granted to executives as well as internal and external equity amongst the Company’s executives. At this stage of the Company’s development, the Company also considers the available cash resources of the Company.
The following summarizes the primary purpose of each compensation element and its emphasis:
•	Base salary — paid in cash as a fixed amount of compensation for performing the day to day responsibilities of the job.

•	Performance bonus — annual award, paid in cash and earned for the achievement of near term critical strategic corporate and project goals.

•
Long Term Incentive awards — annual equity award, in the form of a combination of stock options and restricted share units, granted to align the interests of the executive with longer term Company goals, the creation of shareholder value and the retention of key executives.

Peer Comparator Group
A new comparator group was established in 2010 as part of the process of establishing a new executive compensation program. The comparator group includes oil and gas companies with international operations, oil sands operations and similar market capitalization. The comparator group was composed of Pacific Rubiales Energy Corporation, Black Pearl Resources Inc., Niko Resources Ltd., Connacher Oil & Gas Ltd., Athabasca Oil Sands Corporation, OPTI Canada Inc., Petrobank Energy & Resources Ltd., TransGlobe Energy Corporation, Bankers Petroleum Ltd., Ithaca Energy Inc., Gran Tierra Energy Inc., Calvalley Petroleum Inc., Paramount Resources Ltd., Pan Orient Energy Corporation, UTS Energy Corporation, Southern Pacific Resources Corporation, Transatlantic Petroleum Ltd. and Oilsands Quest Inc.
However, for purposes of establishing 2010 base salaries and bonuses for the 2010 fiscal year in respect of the 2009 fiscal year, the Compensation Committee relied on data from the comparator group and externally generated survey data from the energy sector, primarily in the category of exploration and production companies.
Base Salary
The base salaries of the Company’s executive officers are determined at the commencement of employment as an executive officer by the terms of the executive officer’s employment contract. The base salary is determined by a subjective assessment of each individual’s performance, experience and other factors the Company believes to be relevant, including prevailing industry demand for personnel having comparable skills and performing similar duties, the compensation the individual could reasonably expect to receive from a competitor and the Company’s ability to pay.
Under the Company’s compensation program, salary levels are to be assessed using a pay grade system that is consistent with industry practice. Each of the Company’s employees, including the Company’s executive officers, is placed in a pay grade based upon his or her position, knowledge, skills, relevant experience and credentials. Annual salary increases are made based on performance and the relative position within a pay grade. The Compensation Committee also considers retention risks, succession requirements and compensation changes in the market in determining salary changes.
Cash Performance Bonus
The annual bonus program is intended to align the performance of the Company’s employees with the near term critical goals defined in the annual business plan. The program calls on the same pay grade system used to establish base salary to be used for determining the bonus targets for each employee.
Prior to adoption of the Company’s new compensation plan, under the existing plan, potential bonus amounts in the ordinary course were expected to range from 40% of salary (target) and 60% of salary (maximum) for the Company’s Chief Financial Officer and 25%-30% of salary (target) and 37.5%-45% of salary (maximum) for other executive officers. However, for the 2010 year, specific performance targets were not set and individual executives were evaluated subjectively in terms of their contribution to overall corporate objectives and execution of the corporate business plan.

Under the new compensation plan for 2011 and onwards, cash bonuses are awarded to the Company’s executive officers and senior non-executive management according to the performance of the Company and the success in meeting, or exceeding, the annual established corporate and project targets. For executive officers, potential bonus awards can range from 55% to 75% of base salary multiplied by a weighted achievement factor ranging from 0% to 200%.
Long Term Incentive Plan
Equity based compensation is granted to the Company’s executive officers and management. This long term incentive portion of salary is meant to retain key employees over the long term and to focus the efforts of those individuals on shareholder return and the longer broader goals of the organization. To remain competitive within the industry and to provide parity with compensation levels within the Comparator Peer Group, equity grants are used to enhance the overall total compensation package.
Equity based compensation is determined as a percentage of base pay and may have a combination of stock option grants and restricted share units, the combination of which is determined by the pay grade level. The higher the grade level the higher the weighting towards “at risk” stock option grants.
All outstanding stock options that have been granted under the Company’s Equity Incentive Plan were granted at prices not less than 100% of the fair market value of the Company’s common shares on the dates such options were granted. In addition, the Board of Directors has traditionally taken an approach to vesting that is based on the passage of time and option exercise periods and vesting schedules for options granted to executive officers are determined by the Compensation Committee and the Board of Directors.
Under the new compensation plan, equity grants are awarded to the Company’s executive officers and senior non-executive management according to performance and the success in meeting or exceeding the annual established corporate and project targets. For executive officers, potential value of equity grants can range from 160% to 225% of base salary multiplied by a weighted achievement factor ranging from 0% to 200%. For the 2010 year, specific performance targets were not set and individual executives were evaluated subjectively in terms of their contribution to overall corporate objectives and execution of the corporate business plan.
The new compensation plan for 2011 will result in the establishment of a Restricted Share Unit Plan to provide a form of equity compensation that is less dilutive than produced by a plan based on options. The amounts awarded through the Restricted Share Unit Plan will be shares purchased on the TSX through a Trustee. Restricted Share Units are subject to the vesting provisions of the plan. Should the employee voluntarily leave the employment of the Company any unvested Restricted Share Units are forfeited by the employee under the terms of the plan.
2010 EXECUTIVE COMPENSATION DECISIONS
Salary Compensation
Robert M. Friedland, Executive Co-Chairman and Chief Executive Officer, has voluntarily waived a cash salary from the Company to help conserve the Company’s cash.
Pending finalization and adoption of the Company’s new compensation plan, the Company determined to increase base salaries for executive officer’s by 4.2%, which percentage was established with reference to the average increase in base salaries for executives of Canadian exploration and production companies reported as part of the externally generated compensation data in respect to the Canadian oil and gas industry upon which the Compensation Committee relied. Exceptions to this include significant changes in roles and responsibilities during the year.

Bonus Compensation
As specific performance targets were not set for individual executives, bonuses awarded in 2010 in respect of the 2009 fiscal year were awarded based on subject criteria in terms of the individual executive’s contribution to overall corporate objectives and execution of the corporate business plan. In March 2010, the Compensation Committee created a bonus pool having an aggregate value of approximately $1.4 million from which bonuses for the entire Company would be drawn, representing approximately 18.7% of aggregate base salaries paid by the Company to its executive officers and other senior management staff during the prior fiscal year. This percentage was established with reference to the Compensation Committee’s understanding of what Canadian exploration and production companies paid based on externally generated compensation data in respect of the Canadian oil and gas industry and upon which the Compensation Committee relied. The Compensation Committee also allocated an additional $250,000 for payment of additional bonuses to executives perceived by the Compensation Committee as having achieved extraordinary performance. The final allocation was made with input from the Company’s Chief Executive Officer, who did not accept any salary or bonus.
Incentive Compensation
For the 2010 year, specific performance targets were not set and individual executives were evaluated subjectively in terms of their contribution to overall corporate objectives and execution of the corporate business plan. The Compensation Committee also considered overall compensation factors, the need to retain valuable employees and the practices of comparator companies.
In April 2010, at the recommendation of the Compensation Committee, the Company granted options to purchase 250,000 common shares to David R. Martin, President, Chief Executive Officer and Co-Chairman of Ivanhoe Energy Latin America Inc., in recognition of his considerable efforts made on behalf of the Company to advance its projects and business interests in Latin America.
In October, 2010, at the recommendation of the Compensation Committee, the Company granted options to purchase 1,000,000 common shares to Robert M. Friedland, Executive Co-Chairman and Chief Executive Officer, in recognition of the considerable efforts made on behalf of the Company to advance its projects and business interests without receiving an annual salary. In October 2010, the Company further granted options to purchase 200,000 common shares to David A. Dyck, President and Chief Operating Officer, and 130,000 shares to each of David M. Martin, President, Chief Executive Officer and Co-Chairman of Ivanhoe Energy Latin America Inc., Edwin J. Veith, Executive Vice-President, Upstream, and Gerald Schiefelbein, Chief Financial Officer.
Other Compensation
The Company does not provide its executive officers with a pension plan and the share purchase plan of the Company has not been activated. In 2010, the Company paid Mr. Veith US$22,000 for the purpose of contributing to his 401(k) retirement plan and $28,570 as an expatriate housing allowance.
Performance Graph
The following graph shows the change in a Cdn$100 investment in the Company’s common shares over the past five years, compared to the S&P/TSX Composite Index, the S&P/TSX Oil & Gas Exploration & Production and the S&P/TSX Energy Sector Index. Our common shares were added to the S&P/TSX Composite Index on March 22, 2010.

The trend in overall compensation paid to the Company’s executive officers over the past five years has not tracked the performance of the market price of the Company’s common shares, or the S&P/TSX Composite Index, particularly since 2007. Market price targets of the Company’s common shares have, however, been included as a component of the Company’s annual bonus incentives.
Option-Based Awards
Please see the section “Incentive Compensation” in the Compensation Discussion and Analysis for a discussion of the Company’s approach to option-based awards.
In 2010, the Company issued option-based awards under its Equity Incentive Plan to executive officers as described under the heading “2010 Executive Compensation Decisions”.
SUMMARY COMPENSATION TABLE (U.S.$)
The following table sets forth all compensation earned by the individuals who served as the Company’s Chief Executive Officer, the Chief Financial Officer and by each of the Company’s three other most highly compensated executive officers as at the end of 2010 (the ‘Named Executive Officers” or “NEOs”). The Company’s NEOs may change from year to year due to fluctuations in the executive officers’ annual compensation.

				Share-		Option-		Non-Equity Incentive
				Based		Based		Plan Compensation		All Other		Total
Name and Principal			Salary(1)	Awards		Awards(2)		Annual Incentive	Pension	Compensation		Compensation
Position	Year		($)	($)		($)		Awards(3) ($)	Value ($)	($)		($)
Robert M. Friedland(4)	2010		—	—		1,497,797		—	—	—		1,497,797
Executive Co-Chairman	2009		—	—		—		—	—	—		—
and CEO	2008		—	—		1,977,888		—	—	—		1,977,888

David A. Dyck	2010		374,297	—		299,559		—	—	—		673,856
President and COO	2009	(5)	82,842	—		982,223		42,424	—	—		1,107,489
	2008		—	—		—		—	—	—		—

Gerald D. Schiefelbein	2010		264,523	—		194,714		—	—	—		459,237
CFO	2009	(6)	61,750	—		392,889		29,874	—	—		484,513
	2008		—	—		—		—	—	—		—

David R. Martin	2010		296,971	—		194,714		—	22,000	—		513,685
President, CEO and	2009		285,000	—		537,100	(7)	134,942	19,645	—		976,687
Co-Chairman, Ivanhoe Energy	2008		285,000	29,965	(8)	—		—	21,354	—		336,319
Latin America Inc.

Edwin J. Veith	2010		263,627	—		194,714		—	22,000	31,914	(9)	512,255
Executive VP, Upstream	2009		253,000	—		228,623		128,936	21,083	—		631,642
	2008		239,250	29,965	(8)	—		—	19,958	—		289,173

(1)	Amounts paid in Canadian dollars to Messrs. Dyck and Schiefelbein were converted to US currency based on the monthly average exchange rate during the pay periods.

(2)
Estimated fair value on date of grant calculated using the Black Scholes option pricing model. Key assumptions are outlined in Note 9 to the consolidated financial statements. The value of stock options with a Canadian dollar exercise price was converted to US dollars using the Bank of Canada exchange rate on date of grant.

(3)	A cash bonus was paid in 2010 in connection with the NEOs performance in 2009. The bonus was not previously disclosed as the amounts had not been finalized by the filing date of our 2009 10K report.

(4)
Mr. Friedland is also a director of the Company. Pursuant to the Company’s policies regarding management directors, Mr. Friedland does not receive compensation from the Company for acting as a director.

(5)	Mr. Dyck joined the Corporation effective October 21, 2009, and was employed for approximately two months during 2009.

(6)	Mr. Schiefelbein joined the Corporation effective October 1, 2009, and was employed for three months during 2009.

(7)	Stock options were awarded to Mr. Martin in 2010 in connection with 2009 events. The options were not previously disclosed as they had not been finalized by the filing date of our 2009 10K report.

(8)
Estimated fair value calculated as the closing trading price for the Company’s common shares on August 5, 2008, when a treasury order for the award was delivered to the Company’s transfer agent, multiplied by the number of common shares awarded.

(9)
Includes $28,570 paid as an expatriate housing allowance. Ivanhoe reimburses Mr. Veith for the difference between the actual Canadian income taxes paid by him and the US income taxes that would have been paid if Mr. Veith had remained in the US. This amount has not yet been determined for 2010.

INCENTIVE PLAN AWARDS
To value stock options awarded to the Company’s NEOs, the Black Scholes option pricing model was used. The actual value realized on exercises may be higher or lower depending on the Company’s common share price at the time of exercise.
Outstanding option-based awards at December 31, 2010

Option
	Number Of Securities	Exercise	Option	Total Value of Unexercised
	Underlying Unexercised	Price	Expiration	in-the-Money Options(1)
Name	Options (#)	($)	Date	(US$)
Robert M. Friedland	1,000,000	Cdn$ 2.28	Oct 28, 2017	3,232,456
	2,500,000	Cdn$ 1.61	Mar 5, 2013

David A. Dyck	200,000	Cdn$ 2.28	Oct 28, 2017	194,048
	500,000	Cdn$ 2.51	Oct 15, 2016

Gerald D. Schiefelbein	130,000	Cdn$ 2.28	Oct 28, 2017	99,739
	200,000	Cdn$ 2.51	Oct 1, 2016

David R. Martin	130,000	Cdn$ 2.28	Oct 28, 2017	57,511
	250,000	Cdn$ 3.26	Apr 29, 2017

Edwin J. Veith	130,000	Cdn$ 2.28	Oct 28, 2017	274,928
	150,000	Cdn$ 2.22	Sep 17, 2014
	158,000	US$ 1.92	Oct 4, 2012
	250,000	US$ 2.70	Jun 2, 2011
	70,734	US$ 2.57	Apr 18, 2011
	22,000	US$ 3.06	Mar 8, 2011

(1)
Calculated as the difference between the December 31, 2010, closing market price of our common shares and the exercise price of the options, multiplied by the number of unexercised options. The value of options with a US dollar exercise price is calculated using the NASDAQ closing price of $2.72 per common share. The value of options with a Canadian dollar exercise price is calculated using the TSX closing price of Cdn$2.72 per common share and converted to US dollars using the December 31, 2010, Bank of Canada closing rate. Where the exercise price exceeds the market value per common share, the value is zero.

Incentive plan awards — value vested in 2010

Option-Based Awards
Value Vested During the
Name	Year(1) (US$)
Robert M. Friedland	960,699
David A. Dyck	nil
Gerald D. Schiefelbein	nil
David R. Martin	nil
Edwin J. Veith	11,132

(1)
Calculated as the difference between the closing market price of our common shares on the vesting date and the exercise price of the options, multiplied by the number of options vesting in the current year. The value of options with a Canadian dollar exercise price were converted to US dollars using the Bank of Canada closing rate on the vesting date. Where the exercise price exceeds the market price per common share, the value is nil.

PENSION PLAN
Employees of Ivanhoe Energy Holdings Inc. (the “Employees”) may participate in Ivanhoe’s 401(k) (the “Plan”). The Plan is a defined contribution plan that includes Employee and Company contributions. Employees may contribute up to the maximum amount established by the Internal Revenue Code and the Company may elect to make annual discretionary matching and profit sharing contributions. Employee contributions vest immediately and Company contributions vest after two years of service. Investment decisions are made by the Employee from a variety of investment options.

The following table represents the value of accumulated pension assets within the Plan for Messrs. Martin and Veith. There were no above-market or preferential earnings provisions.

	Accumulated		Non-	Accumulated Value
	Value at January	Compensatory	compensatory	at December 31,
Name	1, 2010 ($)	($)	($)	2010 (US$)
David R. Martin	342,031	22,000	27,559	391,590
Edwin J. Veith	282,345	22,000	48,613	352,958
TERMINATION AND CHANGE OF CONTROL BENEFITS
The Company has written contracts of employment with Messrs. Dyck and Schiefelbein. In the case of termination for cause or voluntary resignation, the employment contracts do not result in incremental payments, payables or benefits, and therefore have been excluded from the following discussion. Perquisites and other personal benefits totalling less than $50,000 have also been omitted.
Estimated incremental payments are based on the individual’s annual salary as at December 31, 2010. Any amounts payable in Canadian dollars have been translated to US dollars using the December 31, 2010, Bank of Canada closing rate. Unexercised stock options were valued using the December 31, 2010, closing market price of our common shares and stock options with a Canadian dollar exercise price were converted to US dollars using the December 31, 2010, Bank of Canada closing rate.
David A. Dyck
Mr. Dyck’s employment contract provides that:
(a)
in the case of termination without cause or termination upon disability, the Company must pay twelve months wages in a lump sum, cause all of the unvested stock options that would vest in the succeeding twelve months to vest immediately and generally remain exercisable for six months;

(b)
in the case of termination of the employment contract by the Company within twelve months of a change of control, the Company must pay twelve months wages in a lump sum and cause all stock options to vest immediately and generally remain exercisable for six months; and

(c)	Mr. Dyck is bound by a confidentiality clause that is effective for three years after the termination of active employment.
The estimated incremental payments to Mr. Dyck in the above scenarios are (a) a lump sum of US$366,673 and accelerated vesting of stock options valued at US$167,655; and (b) a lump sum of US$366,673 and accelerated vesting of stock options valued at US$167,655.
Gerald D. Schiefelbein
Mr. Schiefelbein’s employment contract provides that:
(a)
in the case of termination without cause or termination upon disability, the Company must pay twelve months wages in a lump sum, cause all of the unvested stock options that would vest in the succeeding twelve months to vest immediately and generally remain exercisable for six months;

(b)
in the case of termination of the employment contract by the Company within twelve months of a change of control, the Company must pay twelve months wages in a lump sum and cause all of the unvested stock options to vest immediately and remain generally exercisable for six months;

(c)
in the case that Mr. Schiefelbein does not continue to have all the necessary work permits to be employed in Canada and is unable to fulfill the role of CFO due to legal or regulatory requirements, the Company must pay six months wages in a lump sum, vested stock options will remain generally exercisable for six months from the date that employment terminates, all unvested stock options will terminate immediately;

(d)
Mr. Schiefelbein is bound by a non-competition clause effective until the later of twelve months after the termination of active employment or the date he no longer receives compensation of any kind under the employment contract;

(e)	Mr. Schiefelbein is bound by a non-solicitation clause effective for twelve months after the termination of active employment; and

(f)	Mr. Schiefelbein is bound by a confidentiality clause that is effective for three years after the termination of active employment.

The estimated incremental payments to Mr. Schiefelbein in the above scenarios are (a) a lump sum of US$272,399 and accelerated vesting of stock options valued at US$89,182; (b) a lump sum of US$272,399 and accelerated vesting of stock options valued at US$89,182; and (c) a lump sum of US$136,200.
DIRECTOR COMPENSATION
Each non-management director other than Mr. Abboud, the Lead Director, and Mr. Cabrera, receives US$40,000 per annum for acting as a director of the Company. Mr. Abboud, as Co-Chairman and Lead Director, and Mr. Cabrera, as Co-Chairman and Lead Director of the Company’s wholly owned subsidiaries, Ivanhoe Energy Latin America Inc. and Ivanhoe Energy Ecuador Inc., each receive US$80,000 per annum. Mr. Balloch receives an additional $10,000 for his duties as Chairman of the Nominating and Corporate Governance and Compensation Committees. Effective August 1, 2010, Mr. Downey receives an additional $10,000 for his duties as Chairman of the Audit Committee. In addition, directors receive $1,000 for each board meeting and committee meeting attended in person or by conference telephone.
Except for Messrs. Cabrera and Molyneux, each non-management director received options to purchase 50,000 common shares of the Company, which options will vest on April 29, 2011. Messrs. Cabrera and Molyneux each received options to purchase 100,000 common shares of the Company, which options will vest as to 100% on May 18, 2011. Mr. Cabrera also received options to purchase 200,000 common shares of the Company for his role as Co-Chairman and Lead Director of the Company’s wholly owned subsidiaries, Ivanhoe Energy Latin America Inc. and Ivanhoe Energy Ecuador Inc., such options will vest as to 100% on July 28, 2011.
NON-MANAGEMENT DIRECTOR COMPENSATION TABLE
The following compensation was earned by non-management directors in 2010.

		Option-Based
	Fees Earned	Awards(1)	Total
Name	(US$)	(US$)	(US$)
A. Robert Abboud	100,000	107,420	207,420
Howard R. Balloch	69,000	107,420	176,420
Carlos A. Cabrera	53,667	408,504	462,171
Brian F. Downey	71,542	107,420	178,962
Robert G. Graham	49,000	107,420	156,420
Peter G. Meredith	49,000	107,420	156,420
Alexander A. Molyneux	27,000	154,291	181,291
Robert A. Pirraglia	60,000	107,420	167,420

(1)
Estimated fair value of stock options on date of grant calculated using the Black Scholes option pricing model. Key assumptions are outlined in Note 9 to the consolidated financial statements. The value of stock options with a Canadian dollar exercise price was converted to US dollars using the Bank of Canada exchange rate on date of grant.

Outstanding option-based awards at December 31, 2010

Number of Securities
	Underlying	Option	Option	Total Value of
	Unexercised	Exercise Price	Expiration	Unexercised in-the-
Name	Options (#)	($)	Date	Money Options(1) (US$)
A. Robert Abboud	50,000	Cdn$ 3.26	Apr 29, 2017	1,500
	50,000	US$ 2.69	May 29, 2013
	480,000	US$ 2.85	May 15, 2011

Howard R. Balloch	50,000	Cdn$ 3.26	Apr 29, 2017	84,959
	50,000	Cdn$ 1.51	Apr 29, 2016
	50,000	Cdn$ 2.66	May 29, 2013
	50,000	Cdn$ 2.30	May 3, 2012
	50,000	Cdn$ 3.12	May 4, 2011

Carlos A. Cabrera	200,000	Cdn$ 2.00	Jul 28, 2017	153,831
	100,000	Cdn$ 2.63	May 18, 2017

Brian F. Downey	50,000	Cdn$ 3.26	Apr 29, 2017	95,328
	50,000	Cdn$ 1.51	Apr 29, 2016
	50,000	US$ 2.69	May 29, 2013
	50,000	US$ 2.06	May 3, 2012
	20,000	US$ 2.80	May 4, 2011

Robert G. Graham	50,000	Cdn$ 3.26	Apr 29, 2017	150,312
	50,000	Cdn$ 1.51	Apr 29, 2016
	50,000	Cdn$ 2.66	May 29, 2013
	200,000	Cdn$ 2.29	Mar 8, 2012
	50,000	Cdn$ 3.12	May 4, 2011

Peter G. Meredith	50,000	Cdn$ 3.26	Apr 29, 2017	349,387
	50,000	Cdn$ 1.51	Apr 29, 2016
	50,000	Cdn$ 2.66	May 29, 2013
	100,000	Cdn$ 1.68	Mar 11, 2013
	150,000	Cdn$ 1.52	Dec 19, 2012

Alexander A. Molyneux	100,000	Cdn$ 2.63	May 18, 2017	49,266
	80,000	Cdn$ 2.22	Sep 17, 2014

Robert A. Pirraglia	50,000	Cdn$ 3.26	Apr 29, 2017	95,328
	50,000	Cdn$ 1.51	Apr 29, 2016
	50,000	US$ 2.69	May 29, 2013
	50,000	US$ 2.06	May 3, 2012
	50,000	US$ 2.80	May 4, 2011

(1)
Calculated as the difference between the December 31, 2010, closing market price of our common shares and the exercise price of the options, multiplied by the number of unexercised options. The value of options with a US dollar exercise price is calculated using the NASDAQ closing price of $2.72 per common share. The value of options with a Canadian dollar exercise price is calculated using the TSX closing price of Cdn$2.72 per common share and converted to US dollars using the December 31, 2010, Bank of Canada closing rate. Where the exercise price exceeds the market value per common share, the value is nil.

Incentive plan awards — value vested in 2010

Option-Based Awards
Value Vested During the
Name	Year(1) (US$)
A. Robert Abboud	172,568
Howard R. Balloch	82,554
Carlos A. Cabrera	nil
Brian F. Downey	84,654
Robert G. Graham	102,951
Peter G. Meredith	150,849
Alexander A. Molyneux	nil
Robert A. Pirraglia	84,654

(1)
Calculated as the difference between the closing market price of our common shares on the vesting date and the exercise price of the options, multiplied by the number of options vesting in the current year. The values of options with a Canadian dollar exercise price were converted to US dollars using the Bank of Canada closing rate on the vesting date. Where the exercise price exceeds the market price per common share, the value is nil.

EQUITY COMPENSATION PLAN INFORMATION
All of the incentive stock options and equity compensation awards the Company granted in 2010 were made under the Company’s Employees’ and Directors’ Equity Incentive Plan. The Employees’ and Directors’ Equity Incentive Plan is the only equity compensation plan the Company has in effect and is intended to further align the interests of the Company’s directors and management with the Company’s long-term performance and the long-term interests of the Company’s shareholders. The Company’s shareholders have approved the Equity Incentive Plan and all amendments thereto. The following information is as at March 4, 2011:

	Number of Securities to
	be Issued Upon	Weighted-Average	Number of Securities Remaining Available
	Exercise of Outstanding	Exercise Price of	for Future Issuance Under
Plan category	Options	Outstanding Options (Cdn$)	Equity Compensation Plans
Equity compensation plans approved by Security holders	15,476,275	2.23	6,660,589
Equity compensation plans not approved by Security holders(1)	20,000	2.15	—

Total	15,496,275	2.22	6,660,589

(1)	20,000 stock options were granted as employment inducements and therefore were not granted under the Company’s stock option plan.
Summary of the Company’s Equity Incentive Plan
Overview
The Company’s Employees’ and Directors’ Equity Incentive Plan (the “Equity Incentive Plan”) has three components: an Option Plan, which provides for the grant to eligible participants of incentive stock options exercisable to purchase common shares of the Company, a Bonus Plan, which provides for awards of fully paid common shares to eligible participants as and when determined to be warranted on the basis of past performance, and a Purchase Plan, under which eligible participants have the opportunity to purchase common shares through payroll deductions which are supplemented by additional contributions by the Company.
The eligible participants in the Equity Incentive Plan include directors of the Company or any affiliate, and any full time and part time employees (including officers) of the Company or any affiliate thereof that the board of directors determines to be employees eligible for participation in the Equity Incentive Plan. Furthermore, persons or companies engaged by the Company or any entity the Company controls to provide management or consulting services are eligible for participation in the Equity Incentive Plan as the Company’s board of directors determines.
The Equity Incentive Plan is, by its terms, to be administered by the Company’s board of directors. However, the board of directors has delegated to its Compensation and Benefits Committee, to the extent permitted by law, responsibility for administering the Equity Incentive Plan.
Option Plan
Option Grants
The Option Plan authorizes the board of directors to grant options to purchase common shares. The number of common shares, the exercise price per common share, the vesting period and any other terms and conditions of options granted pursuant to the Option Plan, from time to time are determined by the board of directors at the time of the grant, subject to the defined parameters of the Option Plan.

Exercise Price
The exercise price of any option granted under the Option Plan cannot be less than the weighted average price of the common shares on the principal stock exchange on which the common shares trade for the five days on which common shares were traded immediately preceding the date of grant.
Exercise Period and Vesting
Options are exercisable for a period of time determined by the board of directors not exceeding ten years from the date the option is granted. Options may be earlier terminated in the event of death or termination of employment or appointment. Vesting of options is determined by the board of directors. Failing a specific vesting determination by the board of directors, options automatically become exercisable incrementally over a period of three years from the date of grant, as to one-third of the total number of shares under option in each such year. The right to exercise an option may be accelerated in the event a takeover bid in respect of the common shares is made.
Cashless Exercise
Optionees have the right to exercise an option on a “cashless” basis by electing to relinquish the right to exercise the option and receive, in lieu thereof, a number of fully paid common shares. The number of common shares issuable pursuant to any such cashless exercise is equal to the quotient obtained by dividing the difference between the aggregate fair market value and the aggregate option price of all common shares subject to the option by the fair market value of one (1) common share.
Financial Assistance
The board of directors may, in its discretion but subject to applicable law, authorize the Company to make loans to employees to assist them in exercising options. The terms of any such loans include security, in favour of the Company, in the common shares issued upon exercise of the options, which security may be granted on a non-recourse basis. No such loans are currently outstanding.
Termination or Death
If an optionee dies while employed by the Company, any option held by him will be exercisable for a period of 6 months or prior to the expiration of the options (whichever is sooner) by the person to whom the rights of the optionee shall pass by will or applicable laws of descent and distribution. If an optionee is terminated for cause, no option will be exercisable unless the board of directors determines otherwise. If an optionee is terminated for any reason other than cause then the options will be exercisable for a period of up to 6 months thereafter, but in no event less than 30 days, subject to the prior expiration of the options.
Blackout Period
If the expiry date of any option should be determined to occur either during a blackout period or within ten business days following the expiry of the blackout period, the expiry date of such option shall be deemed to be the date that is the tenth business day following the expiry of the blackout period.
Bonus Plan
The Bonus Plan permits the board of directors to authorize the issuance, from time to time, of common shares to employees, directors, officers and service providers of the Company and its affiliates. The criteria for determining if and when such awards should be made and the quantum of such awards is within the discretion of the board of directors. The Bonus Plan currently provides for the issuance of a maximum of 3,400,000 common shares in respect of bonus awards. Common shares allocated to the Bonus Plan may be reallocated for issuance under the Option Plan or Purchase Plan and are then no longer available for issuance under the Bonus Plan. Less than 0.5% of the Company’s issued and outstanding common shares are available for issuance under the Bonus Plan.

Purchase Plan
Participation Criteria
Participants in the Purchase Plan must be full-time employees of the Company or its affiliates who have completed at least one year (or less, at the discretion of the board of directors) of continuous service and who elect to participate.
Contribution Limits
Eligible employees, as determined by the Board, on the recommendation of the Compensation and Benefits Committee, may elect to contribute an amount not to exceed ten per cent (10%) of their annual basic salary to the Share Purchase Plan in semi-monthly instalments. The Company makes a contribution of up to one hundred per cent (100%) of the employee’s contribution on a quarterly basis.
Number of Shares
Each participant receives, at the end of each calendar quarter during which he or she participates in the Purchase Plan, a number of common shares equal to the quotient obtained by dividing the aggregate amount of all contributions to the Purchase Plan by the participant, and by the Company on the participant’s behalf, during the preceding quarter by the weighted average trading price of the common shares on the principal stock exchange on which the common shares trade during the quarter.
Termination of Employment
If the participant’s employment with the Company is terminated for any reason, any portion of the participant’s contribution then held in trust for a participant pending a quarterly purchase of common shares is returned to him or her or to his or her estate.
To date, the board of directors has not made the Purchase Plan available for participation by its employees.
Transferability
Benefits, rights and options under the Equity Incentive Plan are non-transferable and, during the lifetime of a participant, may only be exercised by such participant.
Amendment Procedure
The Equity Incentive Plan provides that the board of directors has the authority and discretion to amend the Equity Incentive Plan and awards granted thereunder in respect of any matter without shareholder approval, these include changes of a clerical or grammatical nature, changes regarding the persons eligible to participate in the Equity Incentive Plan, changes to the exercise price, vesting, term and termination provisions of Options, changes to the share appreciation right provisions, changes to the share bonus plan provisions (other than the maximum number of Shares issuable under the Bonus Plan, changes to the authority and role of the Compensation and Benefits Committee under the Equity Incentive Plan, changes to the acceleration and vesting of Options in the event of a takeover bid, and any other matter relating to the Equity Incentive Plan and the Options and awards granted thereunder, provided however that:
(a)	such amendment, suspension or termination is in accordance with applicable laws and the rules of any stock exchange on which the Shares are listed;

(b)
no amendment to the Equity Incentive Plan or to an Option granted hereunder will have the effect of impairing, derogating from or otherwise adversely affecting the terms of an Option which is outstanding at the time of such amendment without the written consent of the holder of such Option;

(c)	the expiry date of an Option Period in respect of an Option shall not be more than ten years from the date of grant of an Option except as expressly provided in the Equity Incentive Plan;

(d)	the Directors shall obtain shareholder approval of:
(i)	any amendment to the aggregate maximum number of Shares available for issuance under the Bonus Plan;

(ii)	any amendment to the aggregate percentage of Shares reserved for issuance under the Equity Incentive Plan;

(iii)
any amendment to the limitation on Shares that may be reserved for issuance, or issued, to Insiders or any amendment that would reduce the exercise price of an outstanding Option of an Insider (other than as expressly provided for under the Equity Incentive Plan);

(iv)
any amendment that would extend the expiry date of the Option Period in respect of any Option granted under the Equity Incentive Plan to an Insider except if the expiry date occurs during a blackout period; and

(v)	any amendment to the amending provision set out in the Equity Incentive Plan.
If the Equity Incentive Plan is terminated, the provisions of the Equity Incentive Plan and any administrative guidelines and other rules and regulations adopted by the Board and in force on the date of termination will continue in effect as long as any Option or any rights pursuant thereto remain outstanding and, notwithstanding the termination of the Equity Incentive Plan, the Board shall remain able to make such amendments to the Equity Incentive Plan or the Options as they would have been entitled to make if the Equity Incentive Plan were still in effect.
Share Issuance Limits
The aggregate number of common shares that may be subject to issuance under the Equity Incentive Plan (together with any other securities — based on compensation arrangements of the Company in effect from time to time) may not exceed 7% of the Company’s outstanding common shares from time to time. The Equity Incentive Plan is a “rolling plan” and, accordingly in accordance with the rules of the TSX, Options that have been cancelled, have expired or have been exercised will be available to be regranted under the Equity Incentive Plan and, accordingly will not reduce the aggregate number of shares that may be subject to issuance under the Equity Incentive Plan.
Securities Issued and Unissued under the Equity Incentive Plan
There are 343,931,658 common shares of the Company issued and outstanding as at March 4, 2011. Since the inception of the Equity Incentive Plan, the 24,075,216 common shares authorized for issuance under the Equity Incentive Plan have been issued or reserved for issuance as follows:

		% of Issued and
		Outstanding Common
	Number of Common Shares	Shares(3)
Common shares previously issued upon exercise of options under Option Plan	12,836,258	3.73
Options surrendered for exercise of share appreciation rights(1)	2,365,867	0.69
Common shares reserved for future issuance pursuant to unexercised options under Option Plan	15,476,275	4.50
Common shares previously issued pursuant to Bonus Plan	1,938,352	0.56
Unissued common shares available for future awards under Bonus Plan	1,461,648	0.42
Unissued common shares available for future option grants under Option Plan(2)	5,198,941	1.51
Maximum number of common shares available for issuance under Equity Incentive Plan	24,075,216	7.00

(1)
Original options in respect of 15,202,125 common shares resulted in 12,836,258 common shares being actually issued, including 3,726,847 as a result of cashless exercises, a reduction in common shares issued of 2,365,867.

(2)	Does not include unissued common shares available for future awards under the Bonus Plan which may be re-allocated to the Option Plan for future option grants.

(3)	The weighted average price of all options outstanding as of March 4, 2011 is Cdn$2.22.

The aggregate number of common shares which the Company may at any time reserve for issuance under the Equity Incentive Plan:
•	to any one person may not exceed five per cent (5%) of the issued and outstanding common shares of the Company;

•
to insiders of the Company for options granted under the Equity Incentive Plan (or when combined with all of the Company’s other security based compensation arrangements) within any one-year period may not exceed ten per cent (10%); or

•	to any one insider of the Company and his or her associates for options granted under the Plan within any one-year period may not exceed five per cent (5%);
of the issued and outstanding common shares of the Company.
INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS
Other than routine indebtedness, at no time during the Company’s most recently completed financial year was any director, executive officer or proposed management nominee for election as a director of the Company or any associate of any such director, executive officer or proposed nominee indebted to the Company or any of its subsidiaries, or to another entity where such indebtedness is or has been the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Company or any of its subsidiaries, other than routine indebtedness.
INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS
The Company is unaware of any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, of any informed person of the Company, any proposed director of the Company or any associate or affiliate of any informed person or proposed director, in any transaction since the commencement of the Company’s most recently completed financial year or in any proposed transaction which has materially affected or would materially affect the Company or any of its subsidiaries, other than the following:
1.
The Company is party to cost sharing agreements with other companies (the “Other Companies”), some of which are wholly or partially owned by Mr. Friedland. The Other Companies are Ivanhoe Mines Ltd. (TSX; NYSE; NASDAQ), SouthGobi Resources Ltd. (TSX; HKSE), Ivanhoe Capital Corporation, Ivanhoe Nickel & Platinum Ltd., GoviEx Gold Inc., GoviEx Uranium Inc. and I-Pulse Inc. Through these agreements, the Company shares office space, furnishings, equipment, air travel and communications facilities in various international locations. The Company also shares the costs of employing administrative and non-executive management personnel at these offices. For the year ended December 31, 2010, the Company’s share of these costs was $2 million. In 2008, the Company agreed, as part of the cost sharing arrangements and in connection with Mr. Friedland’s position as Chief Executive Officer, to share the costs of operating an aircraft owned by a private company of which Mr. Friedland is the sole shareholder. The Company paid $1.2 million towards aircraft operating costs in 2010.

2.	A director of the Company, Dr. Robert G. Graham, was engaged to provide services through his private consulting company. In 2010, the Company paid $52,000 to his firm.
APPOINTMENT OF AUDITORS
Deloitte & Touche LLP, Chartered Accountants, will be nominated at the Meeting for re-appointment as the Company’s auditors at a remuneration to be fixed by the directors. Deloitte & Touche LLP have been the Company’s auditors since April 8, 1997.

MANAGEMENT CONTRACTS
Management functions of the Company and its subsidiaries are not performed by a person or persons other than the directors or senior officers of the Company.
CORPORATE GOVERNANCE
National Instrument 58-101 “Disclosure of Corporate Governance Practices” (the “Disclosure Instrument”) requires the Company to disclose its corporate governance practices with reference to a series of corporate governance practices outlined in National Policy 58-201 “Corporate Governance Guidelines” (the “Guidelines”) that the Canadian Securities Administrators (“CSA”) believe reflect a “best practices” standard to which they encourage Canadian public companies to adhere.
The following is a discussion of each of the Company’s corporate governance practices for which disclosure is required by the Disclosure Instrument. Unless otherwise indicated, the board of directors believes that its corporate governance practices are consistent with those recommended by the Guidelines.
Board of Directors
Director Independence
For the purposes of the Disclosure Instrument, a director is independent if he or she has no direct or indirect material relationship with the Company. The Disclosure Instrument defines a “material relationship” to be one which could reasonably be expected to interfere with the exercise of the director’s independent judgment, and provides that certain specified relationships will, in all circumstances, be considered material relationships.
As of the date of this Management Proxy Circular, the Company’s board of directors consists of five (5) individuals who are independent and four (4) individuals who are not independent, applying the criteria prescribed by the Disclosure Instrument and the criteria prescribed by the Nasdaq Marketplace Rules (collectively, the “Prescribed Independence Criteria”). If all of management’s nominees are elected as directors at the Meeting, the Company’s board of directors will consist of five (5) individuals who are independent and four (4) individuals who are not independent applying the Prescribed Independence Criteria.
The current directors determined to be independent are: A. Robert Abboud, Howard R. Balloch, Carlos A. Cabrera, Brian F. Downey and Robert A. Pirraglia. None of Messrs. Abboud, Balloch, Cabrera, Downey and Pirraglia has a material relationship with the Company other than as a director and security holder of the Company and each of them is compensated by the Company solely in his capacity as a director.
The directors determined not to be independent are: Robert M. Friedland, Robert G. Graham, Peter G. Meredith and Alexander A. Molyneux. The reasons why these directors are not considered to be independent are as follows:
•	Mr. Friedland is the Company’s Chief Executive Officer and is therefore not independent.

•
Although the board of directors believes that Dr. Graham is currently independent of management, he provides, and receives compensation for, technology consulting services. The compensation he received for providing these services during 2009 and 2010 did not exceed the quantitative compensation thresholds of the Prescribed Independence Criteria beyond which a director is disqualified from being regarded as independent. However, the total compensation he received during 2008 did exceed the relevant threshold and, for that reason, Dr. Graham currently does not qualify as an independent director, although he is expected to qualify as independent in 2012.

•
Mr. Meredith is a senior executive officer of Ivanhoe Mines Ltd. (“Ivanhoe Mines”), a company in which Mr. Friedland, the Company’s Chief Executive Officer, is also the Chief Executive Officer and a significant shareholder. Mr. Meredith is therefore considered to be a non-independent director.

•
Mr. Molyneux is the Chief Executive Officer of SouthGobi Resources Ltd., a majority-owned subsidiary of Ivanhoe Mines Ltd. As noted above, Mr. Friedland, the Company’s Chief Executive Officer, is also the Chief Executive Officer and a significant shareholder of Ivanhoe Mines. Mr. Molyneux is therefore considered to be a non-independent director.

Other Directorships
For information respecting those companies that are reporting issuers (or the equivalent) in Canada or elsewhere in which any of the directors of the Company also act as directors, please see the section entitled “Election of Directors” starting on page 5 of this Management Proxy Circular.
Meetings of Independent Directors
The Company’s independent directors do not hold separate, regularly scheduled meetings at which non-independent directors and members of management are not present. The Company’s practice in this regard is not consistent with the Guidelines, which recommend that such meetings should be held.
However, each of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation and Benefits Committee is comprised solely of independent directors and the Co-Chairman and Lead Director, who is an independent director, attends all committee meetings. The independent directors on each committee often go “in camera” in their committee meetings and request that any non-independent directors and members of management who may be attending such meetings as guests excuse themselves. Any committee member can request that any part of a committee meeting be held on an in camera basis at any time. Accordingly, the board believes that the committee meetings provide an adequate forum in which to facilitate open and candid discussion among the Company’s independent directors. Each of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation and Benefits Committee met at least four times during 2010.
Independence of Board Chair
A. Robert Abboud, the Co-Chairman and Independent Lead Director of the board, is an independent director. Mr. Abboud’s responsibilities include:
•	providing a source of board leadership

•	ensuring that the board functions effectively and independently of management,

•	setting board agendas

•	overseeing the quality of the information sent to directors

•	acting as a facilitator with respect to interaction among the independent directors and between management and the independent directors

•	chairing any meetings of the independent directors held from time to time; and

•	overseeing the governance obligations of the board and its committees generally.
Meeting Attendance Records
For information concerning the number of board and committee meetings held in 2010 and the attendance record of each director in respect of those meetings, please see the section entitled “Election of Directors” starting on page 5 of this Management Proxy Circular.
Mandate of the Board
Under the YBCA, the directors of the Company are required to manage the Company’s business and affairs and, in doing so, to act honestly and in good faith with a view to the best interests of the Company. In addition, each director must exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.
The board of directors is responsible for supervising the conduct of the Company’s affairs and the management of its business. The board’s mandate includes setting long term goals and objectives for the Company, to formulate the plans and strategies necessary to achieve those objectives and to supervise senior management in their implementation. Although the board delegates the responsibility for managing the day to day affairs of the Company to senior management personnel, the board retains a supervisory role in respect of, and ultimate responsibility for, all matters relating to the Company and its business.

The board’s mandate requires that the board be satisfied that the Company’s senior management will manage the affairs of the Company in the best interest of the shareholders, in accordance with the Company’s principles, and that the arrangements made for the management of the Company’s business and affairs are consistent with their duty described above. The board is responsible for protecting shareholder interests and ensuring that the interests of the shareholders and of management are aligned. The obligation of the board must be performed continuously, and not merely from time to time, and in times of crisis or emergency the board may have to assume a more direct role in managing the affairs of the Company.
In discharging this responsibility, the board’s mandate provides that the board oversees and monitors significant corporate plans and strategic initiatives. The board’s strategic planning process includes annual and quarterly budget reviews and approvals, and discussions with management relating to strategic and budgetary issues. At least one board meeting per year is to be devoted to a comprehensive review of strategic corporate plans proposed by management.
As part of its ongoing review of business operations, the board reviews the principal risks inherent in the Company’s business, including financial risks, through periodic reports from management of such risks, and assesses the systems established to manage those risks. Directly and through the Audit Committee, the board also assesses the integrity of internal control over financial reporting and management information systems.
In addition to those matters that must, by law, be approved by the board, the board is required under its mandate to approve annual operating and capital budgets, any material dispositions, acquisitions and investments outside of the ordinary course of business or not provided for in the approved budgets, long-term strategy, organizational development plans and the appointment of senior executive officers. Management is authorized to act, without board approval, on all ordinary course matters relating to the Company’s business.
The board also expects management to provide the directors on a timely basis with information concerning the business and affairs of the Company, including financial and operating information and information concerning industry developments as they occur, all with a view to enabling the board to discharge its stewardship obligations effectively. The board expects management to efficiently implement its strategic plans for the Company, to keep the board fully apprised of its progress in doing so and to be fully accountable to the board in respect to all matters for which it has been assigned responsibility.
The board has instructed management to maintain procedures to monitor and promptly address shareholder concerns and has directed and will continue to direct management to apprise the board of any major concerns expressed by shareholders.
Each committee of the board is empowered to engage external advisors as it sees fit. Any individual director is entitled to engage an outside advisor at the expense of the Company provided such director has obtained the approval of the Nominating and Corporate Governance Committee to do so.
The board has adopted a strategic planning process which involves, among other things, the following:
•	at least one meeting per year will be devoted to review of strategic plans that are proposed by management;

•	meetings of the board, at least quarterly, to discuss strategic planning issues;

•	the board reviews and assists management in forming short and long term objectives of the Company on an ongoing basis; and

•	the board also maintains oversight of management’s strategic planning initiatives through annual and quarterly budget reviews and approvals.
The strategic planning process adopted by the board takes into account, among other things, the opportunities and risks of the business.

In order to ensure that the principal business risks borne by the Company are identified and appropriately managed, the board receives periodic reports from management of the Company’s assessment and management of such risks. In conjunction with its review of operations which takes place at each board meeting, the board considers risk issues and addresses the management of the risk of the Company’s business.
The board takes ultimate responsibility for the appointment and monitoring of the Company’s executive management. The board approves the appointment of executive management and reviews their performance on an ongoing basis.
The Company has a disclosure policy addressing, among other things, how the Company interacts with analysts and the public. The disclosure policy contains measures for the Company to avoid selective disclosure. The Company has a Disclosure Committee responsible for overseeing the Company’s disclosure practices. This committee consists of the President and Chief Operating Officer, the Chief Financial Officer, the Vice President and Corporate Secretary and the Director of Investor Relations and Corporate Communications. In the performance of its functions, the committee receives advice from the Company’s legal counsel. The Disclosure Committee assesses materiality and determines when developments justify public disclosure. The committee will review the disclosure policy annually and as otherwise needed to ensure compliance with regulatory requirements. The board reviews and approves the Company’s material disclosure documents, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and management proxy circular. The Company’s annual and quarterly financial reports are reviewed by the Audit Committee and recommended to the board prior to their release.
Position Descriptions
Co-Chairman and Independent Lead Director
The board has adopted a written position description for the Co-Chairman and Independent Lead Director, a position currently occupied by A. Robert Abboud.
Executive Co-Chairman and Chief Executive Officer
A position description for the Executive Co-Chairman and Chief Executive Officer has not, to date, been developed. Robert M. Friedland is currently the Executive Co-Chairman and Chief Executive Officer. Mr. Friedland’s role is somewhat unique and the functions he performs are not necessarily typical of those performed by chief executive officers in other public companies. Mr. Friedland’s role and responsibilities are tailored to the unique and valuable skills, talents and experience that Mr. Friedland possesses and include strategic planning, corporate and business development, fundraising and value creation. Many of the functions that Mr. Friedland does not perform that are typically performed by chief executive officers in other public companies are performed by the Company’s President and Chief Operating Officer.
President and Chief Operating Officer
The board has adopted a written position description for the President and Chief Operating Officer, a position currently occupied by David Dyck. As noted above in respect of the Executive Co-Chairman and Chief Executive Officer, Mr. Dyck, in his capacity as the President and Chief Operating Officer performs many of the functions that Mr. Friedland does not perform that are typically performed by chief executive officers in other public companies.
Committee Chairs
The board has adopted a position description for the Chair of each of the Audit Committee, the Nominating & Corporate Governance Committee and the Compensation and Benefits Committee.
Orientation and Continuing Education
Orientation
The Company takes steps to ensure that prospective directors fully understand the role of the board and its committees and the contribution individual directors are expected to make, including, in particular the commitment of time and energy that the Company expects of its directors. New directors are provided with a comprehensive information package, including pertinent corporate documents and a director’s manual containing information on the duties, responsibilities and liabilities of directors. New directors are also briefed by management as to the status of the Company’s business. Directors have the opportunity to make site visits to the Company’s properties.

Continuing Education
Management and outside advisors provide information to the board and its committees to keep the directors up-to-date with the Company, its business and the environment in which it operates as well as with developments in the responsibilities of directors. In addition, directors are encouraged to take courses relevant to the Company and its business, particularly with respect to corporate governance and the energy industry.
Ethical Business Conduct
The Company has adopted a Code of Business Conduct and Ethics applicable to all employees, consultants, officers and directors regardless of their position in the organization, at all times and everywhere the Company does business. The Code of Business Conduct and Ethics provides that the Company’s employees, consultants, officers and directors will uphold its commitment to a culture of honesty, integrity and accountability and the Company requires the highest standards of professional and ethical conduct from its employees, consultants, officers and directors. The Code was amended effective November 2, 2007, to reflect the Company’s adoption of a whistleblower policy and to bring up to date the Company’s internal reporting process in connection with Code-related matters. A copy of the Company’s Code of Business Conduct and Ethics may be obtained, without charge, by request to Ivanhoe Energy Inc., 654 — 999 Canada Place, Vancouver, British Columbia, Canada V6C 3E1, Attention: Vice President and Corporate Secretary, or by phone to 604-688-8323.
The Audit Committee monitors compliance with the Code of Business Conduct and Ethics through its oversight of the Company’s Whistleblowing Policy. The Board has not granted any waiver of the Code of Business Conduct and Ethics in favour of a director or executive officer. Accordingly, no material change report has been required or filed.
The Company uses a confidential and anonymous reporting system that allows individuals to report suspected illegal, unethical or improper conduct in violation of the Code through the Internet or a toll-free telephone number. The reporting system is run by an independent third party and generates reports for the Company’s Ethics and Compliance Officer and the Audit Committee. The Ethics and Compliance Officer reviews the reports with the Chair of the Audit Committee as they are received and investigates any alleged breaches of the Code.
The Nominating and Corporate Governance Committee monitors the disclosure of conflicts of interest by directors with a view to ensuring that no director votes or participates in any board deliberations on a matter in respect of which such director has a material interest.
The board has adopted a series of corporate policies and procedures aimed at encouraging and promoting a culture of ethical business conduct. These include policies and procedures covering such matters as corporate disclosure procedures and controls, confidentiality, securities trading and whistle-blowing.
Audit Committee
The Audit Committee consists of Messrs. Downey, Abboud and Cabrera, all of whom are independent directors in accordance with criteria set out in the Canadian Securities Administrators’ Audit Committee rules in National Instrument 52-110 (“NI 52-110”), and the Nasdaq Marketplace Rules, and each of whom meets the heightened independence requirements of NI 52-110 applicable to audit committee members. Mr. Downey, who has been determined by the board to be an Audit Committee Financial Expert, as such term is defined in the U.S. Securities Exchange Act of 1934, as amended, is the Chairman of the committee.
The mandate of the Audit Committee is to oversee the Company’s financial reporting obligations, systems and disclosure, including monitoring the integrity of the Company’s financial statements, monitoring the independence and performance of the Company’s external auditors and acting as a liaison between the board and the Company’s auditors. The activities of the Audit Committee typically include reviewing interim financial statements and annual financial statements, management discussion and analysis and earnings press releases before they are publicly disclosed, ensuring that internal controls over accounting and financial systems are maintained and that accurate financial information is disseminated to shareholders. Other responsibilities include reviewing the results of internal and external audits and any change in accounting procedures or policies, and evaluating the performance of the Company’s auditors. The Audit Committee communicates directly with the Company’s external auditors in order to discuss audit and related matters whenever appropriate.

The board has determined that each member of the Audit Committee is “financially literate”. For the purposes of NI 52-110, and individual is financially literate if he or she has the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Company’s financial statements.
The Company has adopted an Audit Committee charter which codifies the mandate of the Audit Committee. The Audit Committee charter specifically defines the Audit Committee’s relationship with, and expectations of, the external auditors, and the Audit Committee’s responsibility for regularly establishing the independence of the external auditor, approving any non-audit mandates of the external auditor; the engagement, evaluation, remuneration and termination of the external auditor; its relationship with, and expectations of, the internal auditor function and its oversight of internal control; and the disclosure of financial and related information. The board reviews and reassesses the adequacy of the Audit Committee charter on an annual basis.
The Audit Committee has regular access to the Chief Financial Officer of the Company. The external auditors regularly attend all meetings of the Audit Committee. At each meeting of the Audit Committee, a portion of the meeting is set aside to discuss matters with the external auditors without management being present. In addition, the Audit Committee has the authority to call a meeting with the external auditors without management being present, at the committee’s discretion. Additional information regarding the Audit Committee is located in the Directors and Officers section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. A copy of the Audit Committee’s Charter may be obtained upon request to the Vice President and Corporate Secretary, 654 — 999 Canada Place, Vancouver. British Columbia, V6C 3E1, telephone (604) 688-8323.
Nomination of Directors
The Nominating and Corporate Governance Committee consists of Messrs. Balloch, Abboud, Downey, Pirraglia and Cabrera, all of whom are independent directors in accordance with the Prescribed Independence Criteria. Mr. Balloch is the Chairman of the committee.
One of the primary responsibilities of the Nominating and Corporate Governance Committee is the identification of new candidates for board nomination. Typically, the full board determines, based on the Company’s objectives and strategies and the perceived risks it faces, the competencies, skills, experience and personal qualities it considers necessary or desirable in potential director candidates. The Nominating & Corporate Governance Committee then takes responsibility for identifying potential candidates who possess some or all of these attributes for presentation to, and assessment by, the full board. The Nominating and Corporate Governance Committee is also responsible for assessing, on a periodic basis, the performance of individual directors and the board as a whole.
Based on this framework, the Nominating and Corporate Governance Committee developed a skills matrix outlining the Company’s desired complement of directors’ competencies, skills and characteristics. The Committee annually assesses the current competencies and characteristics represented on the board and utilizes the matrix to determine the board’s strengths and identify any gaps that need to be filled. This analysis assists the Committee in discharging its responsibility for approaching and proposing to the full board new nominees to the board, and for assessing directors on an ongoing basis. The identification of potential new nominees has, in the past, typically been accomplished through recommendations made by existing directors and shareholders but the Nominating and Corporate Governance Committee may engage outside advisors to assist in identifying potential candidates.

The Nominating and Corporate Governance Committee’s responsibilities are outlined in the committee’s Charter. Those responsibilities include:
•	evaluating the Company’s executive management succession plans;

•	ensuring that the board has the necessary structures and procedures so that it can function with an appropriate degree of independence from management;

•	providing a forum without management present to receive expressions of concern, including a concern regarding matters involving the independence of the board from management;

•	establishing induction programs for new directors;

•	developing and maintaining continuing education programs for directors; and

•
reviewing the practices and procedures of the board in light of ongoing developments in regulatory requirements and industry best practices in matters of corporate governance and recommending to the board any changes considered necessary or desirable.

A copy of the Nominating and Corporate Governance Committee’s Charter may be obtained upon request to the Vice President and Corporate Secretary, 654 — 999 Canada Place, Vancouver, British Columbia, V6C 3E1, telephone (604) 688-8323.
Compensation
The board of directors determines the compensation to be paid to its directors and officers primarily on the basis of recommendations made by the Compensation and Benefits Committee.
The Compensation and Benefits Committee reviews and makes recommendations to the board with respect to compensation for the Company’s executive officers. See “Statement of Executive Compensation” in the Management Proxy Circular. The Compensation and Benefits Committee also reviews and makes recommendations to the board regarding the adequacy and form of the compensation payable to non-management directors to ensure that such compensation realistically reflects the responsibilities and risks involved in being an effective director without compromising such director’s independence. Directors who are executives of the Company receive no additional remuneration for their services as directors.
The Compensation and Benefits Committee consists of Messrs. Balloch, Downey, Pirraglia and Cabrera, all of whom are independent directors in accordance with the Prescribed Independence Criteria. Mr. Balloch is the Chairman of the committee.
The Compensation and Benefits Committee’s responsibilities are outlined in the committee’s Charter. Those responsibilities include:
•	reviewing and adopting, on an annual basis, corporate goals and objectives relevant to the compensation payable to the Chief Executive Officer (“CEO”);

•	evaluating the CEO’s performance in light of adopted goals and objectives and set the CEO’s compensation level based on such evaluation;

•	reviewing and making recommendations to the board, on an annual basis, with respect to the adequacy and form of compensation and benefits payable to executive officers and non-executive directors;

•	administering and making recommendations to the board with respect to awards under the Company’s equity incentive and equity compensation plans; and

•	preparing periodic reports with respect to executive compensation in accordance with applicable regulatory requirements.
A copy of the Compensation and Benefits Committee’s Charter may be obtained upon request to the Vice President and Corporate Secretary, 654 — 999 Canada Place, Vancouver, British Columbia, V6C 3E1, telephone (604) 688-8323.

The Company has adopted a corporate policy to encourage non-management directors to invest in the common shares of the Company by requiring each non-management director to hold common shares having an aggregate market value equal to not less than 3 times the director’s basic annual retainer. Recognizing that the market value of publicly traded equity securities fluctuates over time, the policy does not require a director to “top up” if, by reason of a decline in the market price of the Company’s common shares, the aggregate market value of the shares he owns falls below an amount equal to 3 times his basic annual retainer. Once a director attains the minimum ownership threshold for the first time, he is considered to be in compliance with the policy for as long as he continues to hold at least the number of shares that he was required to hold as of the date that he first met the minimum threshold.
The Company has also adopted a corporate policy to align the interests of the Company’s senior management with the interests of its shareholders by requiring the CEO to hold common shares having an aggregate market value equal to not less than 3 times his annual salary. As with the share ownership policy applicable to non-management directors, the share ownership policy applicable to the CEO does not require him to “top up” if, by reason of a decline in the market price of the Company’s common shares, the aggregate market value of the shares he owns falls below an amount equal to 3 times his annual salary. Once the CEO attains the minimum ownership threshold for the first time, he is considered to be in compliance with the policy for as long as he continues to hold at least the number of shares that he was required to hold as of the date that he first met the minimum threshold.
Other Board Committees
In October 2008, the Company established an Executive Committee. The function of the Executive Committee is to facilitate the review and approval of matters on behalf of the board when logistical constraints, including time, do not permit a full meeting of the Board during intervals between regularly schedules board meetings or when specific transactions or actions which have been approved in principle by the board require a specific resolution for formal approval. The Executive Committee consists of two independent directors in Messrs. Abboud and Balloch and two non-independent directors in Messrs. Friedland and Meredith.
The Executive Committee’s responsibilities are outlined in its charter. A copy may be obtained upon request to the Vice President & Corporate Secretary, 654 — 999 Canada Place, Vancouver, British Columbia, V6C 3E1, telephone (604) 688-8323.
Assessments
The Nominating and Corporate Governance Committee has the responsibility for developing and recommending to the board, and overseeing the execution of, a process for assessing the effectiveness of the board as a whole, the committees of the board and the contribution of individual directors, on a regular basis. The Nominating & Corporate Governance Committee has developed an assessment process for the board, each of its committees, and the contribution of individual directors.
On an annual basis, the Nominating and Corporate Governance Committee sends a performance evaluation questionnaire to all of the members of the board of directors. This questionnaire covers a wide range of topics relating to board, committee and individual director performance and seeks to elicit comments and recommendations for improvement. Assessment of individual board members consists of both an evaluation of each directors’ peers and a self-evaluation. The process culminates with the compilation of the results and delivery by the Chair of the Nominating and Corporate Governance Committee of a summary report of the results to the entire board of directors. In addition, each board committee annually evaluates its effectiveness in carrying out the duties specified in its charter. The results are reviewed by the members of each committee who consider whether any changes to its structure or charter may be appropriate.
OTHER BUSINESS
Management of the Company is not aware of any matter to come before the Meeting other than the matters referred to in the Notice of Meeting.
DIRECTORS’ APPROVAL
The contents of this Management Proxy Circular and its distribution to shareholders have been approved by the board of directors of the Company.

ADDITIONAL INFORMATION
Copies of the Company’s annual reports on Form 10-K, the Company’s quarterly reports on Form 10-Q, the Company’s current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 are available free of charge on or through the Company’s website at www.ivanhoeenergy.com or through the SEC’s website at www.sec.gov. Additional information relating to the Company is available free of charge on or through the System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com. This includes the Company’s comparative financial statements and management’s discussion and analysis for its most recently completed financial year which may be viewed on the SEC’s website or on the SEDAR website. Finally, securityholders may contact the Company directly to receive copies of information relating to it, including its financial statements and management’s discussion and analysis, without charge, upon written or oral request to Beverly A. Bartlett, Vice President and Corporate Secretary, Suite 654-999 Canada Place, Vancouver, British Columbia, V6C 3E1, or by telephone at (604) 688-8323.
DATED at Vancouver, British Columbia as of the 21st day of March, 2011.
BY ORDER OF THE BOARD
Beverly A. Bartlett
Vice President and Corporate Secretary

IVANHOE ENERGY INC.
Suite 654 — 999 Canada Place, Vancouver, B.C. V6C 3E1
Tel: 604-688-8323 Fax: 604-682-2060
PROXY
This proxy is solicited by the management of IVANHOE ENERGY INC. (the “Company”) for the Annual Meeting of its shareholders (the “Meeting”) to be held on Wednesday, April 27, 2011.
The undersigned hereby appoints A. Robert Abboud, Co-Chairman and Independent Lead Director of the Company, or failing him, Peter G. Meredith, Director of the Company, or instead of either of the foregoing, (insert name)                                         , as nominee of the undersigned, with full power of substitution, to attend and vote on behalf of the undersigned at the Meeting to be held in Suite 629 — 999 Canada Place, Vancouver, British Columbia at 2:00 PM, local time, and at any adjournments thereof, and directs the nominee to vote or withhold from voting, as applicable, the common shares of the undersigned in the manner indicated below:

1.	ELECTION OF DIRECTORS			THE UNDERSIGNED HEREBY REVOKES ANY PRIOR PROXY OR PROXIES.

The nominees proposed by management of the Company are:

	ROBERT M. FRIEDLAND	FOR ☐	WITHHOLD ☐
	A. ROBERT ABBOUD	FOR ☐	WITHHOLD ☐	DATED: , 2011.
	HOWARD R. BALLOCH	FOR ☐	WITHHOLD ☐
	CARLOS A. CABRERA	FOR ☐	WITHHOLD ☐
	BRIAN F. DOWNEY	FOR ☐	WITHHOLD ☐
	ROBERT G. GRAHAM	FOR ☐	WITHHOLD ☐
	PETER G. MEREDITH	FOR ☐	WITHHOLD ☐
	ALEXANDER A. MOLYNEUX	FOR ☐	WITHHOLD ☐
	ROBERT A. PIRRAGLIA	FOR ☐	WITHHOLD ☐

Signature of Shareholder

2.	APPOINTMENT OF AUDITORS

	To appoint Deloitte & Touche LLP, Chartered Accountants, as auditors of the Company at a remuneration to be fixed by the board of directors.			(Please print name here)

	FOR ☐ WITHHOLD ☐			Note: If not dated, this proxy is deemed to be dated on the day sent by the Company.

(Please advise the Company of any change of address)

3.	Upon any permitted amendment to or variation of any matter identified in the Notice of Meeting.

4.	Upon any other matter that properly comes before the Meeting.

NOTES: Vote by Fax, Mail or Hand Delivery:
An appointment of a proxyholder or alternate proxy holder will not be valid unless a form of proxy making the appointment, signed by the shareholder or an attorney of the shareholder authorized in writing, is deposited with CIBC Mellon Trust Company by facsimile to, 1-416-368-2502 or 1-866-781-3111 or delivered by mail to P.O. Box 721, Agincourt, Ontario, M1S 0A1 or delivered by hand to The Oceanic Plaza, 1600 — 1066 Hastings Street, Vancouver, British Columbia, V6E 3K9 or 320 Bay Street, Banking Hall Level, Toronto, Ontario, M5H 4A6, and in each case must be received by CIBC Mellon Trust Company not later than 5:00 PM Pacific Time on the day before the Meeting (excluding Saturdays, Sundays and statutory holidays) or an adjournment thereof, at which the form of proxy is to be used.
Any one of the joint holders of a common share may sign a form of proxy in respect of the share but, if more than one of them is present at the Meeting or represented by proxyholder, that one of them whose name appears first in the register of members in respect of the common share, or that one’s proxyholder, will alone be entitled to vote in respect thereof. Where the form of proxy is signed by a corporation, either its corporate seal must be affixed or the form should be signed by the corporation under the hand of an officer or an attorney duly authorized in writing.
A shareholder has the right to appoint a person, who need not be a shareholder, to attend and act for the shareholder and on the shareholder’s behalf at the Meeting other than either of the nominees designated in this form of proxy, and may do so by inserting the name of that other person in the blank space provided for that purpose in this form of proxy or by completing another suitable form of proxy.
The common shares represented by the proxy will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot and where a choice with respect to a matter to be acted on is specified, the common shares will be voted on a ballot in accordance with that specification. This proxy confers discretionary authority with respect to matters, other than the election of directors and appointment of auditor, identified or referred to in the accompanying Notice of Annual Meeting for which no instruction is given, and with respect to other matters that may properly come before the Meeting.
In respect of a matter for which a choice is not specified in the form of proxy, the nominees named in the accompanying form of proxy will vote the common shares represented by the form of proxy at their own discretion for the approval of such matter.
OR Vote by Internet:
To vote by internet, use the internet to transmit your voting instructions and for electronic delivery of information. Have this form of Proxy available when you access the website at www.eproxyvoting.com/ivanhoeenergy. You will be prompted to enter your 13-digit Control Number which is located in the box below. You may also appoint a person other than the persons designated on this form of Proxy by following the instructions provided on the website.

Control Number
If you have any questions, please call CIBC Mellon Trust Company toll free at 1-800-387-0825 in Canada or the U.S. or at 1 (416) 643-5500 outside North America.

NOTICE TO REGISTERED SHAREHOLDERS
REGARDING QUARTERLY AND ANNUAL REPORTS
AND CONSENT TO ELECTRONIC DELIVERY OF DOCUMENT
Dear Shareholder,
As a registered shareholder of Ivanhoe Energy Inc. (the “Company”), you are entitled to receive our annual and interim financial statements. If you do not wish to receive the interim financial statements, please complete the bottom of this notice and return to our Transfer Agent and Registrar, CIBC Mellon Trust Company, by facsimile, mail or by submitting your request electronically at www.cibcmellon.com/investorinquiry. Your name will then be removed from the mailing list maintained by CIBC Mellon Trust Company. Please be assured that if you elect not to receive our interim financial statements you will still receive annually our annual financial statements, Notice of Annual Meeting, Management Information Circular and a Proxy Form.
If you elect not to receive our interim financial statements your election will not be effective until you notify CIBC Mellon Trust Company of a change to your election. You may change your election with respect to the financial statements at any time by contacting CIBC Mellon Trust Company at the address noted below. We will send you a similar election notice each year.
In addition if you wish to receive delivery of certain of the Company’s corporate documents via the Internet rather than by mail, please check that preference on the bottom of this notice or enrol online at www.cibcmellon.com/financialstatements. The Company code number is 0435B.

Financial Statements Election Notice		(PLEASE PRINT)

To:	CIBC Mellon Trust Company
	PO Box 7010	Name

Adelaide Street Postal Station
	Toronto, ON M5C 2W9	Address

Canada
Fax: (416) 643-3135

ELECTRONICALLY: www.cibcmellon.com/investorinquiry

Postal/Zip Code
I do not wish to receive the following financial statements of Ivanhoe Energy Inc.:		Country

Email Address

☐ Interim Financial Statements

Please remove my name from the mailing list for Ivanhoe Energy Inc. for the indicated financial statements.
I understand that this election notice will be effective until I notify CIBC Mellon Trust Company of a change in my election and that I may change my election at any time by contacting CIBC Mellon Trust Company at the address noted above.
CHECK ONE:

☐	By Mail

☐	By electronic delivery. I have read and understood the terms of this Consent set forth on the reverse side of this notice and I consent to the electronic delivery of the Documents indicated in Item 1 on the reverse side of this notice.
(See Reverse Side)

SHAREHOLDER CONSENT TO DELIVERY OF ELECTRONIC MATERIALS
Ivanhoe Energy Inc. (the “Company”) is introducing a voluntary option for the delivery of Company documents to its shareholders (“Shareholders”) by electronic means rather than traditional mailing of paper copies. This option allows the Company to provide its shareholders a convenient method of receiving materials meant to increase timeliness for Shareholders, provide benefits to our environment and reduce costs.
I consent to the electronic delivery of the documents listed below that the Company elects to deliver to me electronically, all in accordance with the terms hereof. The consent granted herein will last until revoked by the Shareholder.
1. The following documents that are filed with securities regulators and delivered to other Shareholders and will at the same time be delivered electronically to me (collectively referred to as the “Documents” or each of them as a “Document”):
a) annual reports including financial statements;
b) quarterly reports, including financial statements;
c) notices of meetings of shareholders, management information circulars and forms of proxy; and
d) such other disclosure documents that the Company makes available by electronic means.
2. The Documents will be delivered to you by the Company by making them available for your viewing, downloading and/or saving on the Internet website www.ivanhoeenergy.com (the “Website”).
A Shareholder must then go to “Investor Information” and “Financial Reports” and locate the document of interest for viewing. The Company will advise you by e-mail when the documents are available on the Website.
3. The viewing, downloading and/or saving of a Document requires me to use:
a) a computer with a 486/33 processor (or MacIntosh LC III) or higher with at least 16 megabytes of RAM (Random Access Memory) and Windows 3.1;
b) access to an Internet service provider;
c) the program Netscape Navigator 3.0 (or higher) or Microsoft Internet Explorer 3.0 (or higher);
d) the program Adobe Acrobat Reader 3.0 (or higher) to read the material; and
e) an electronic mail account to receive notification.
For Shareholders without Adobe Acrobat Reader, a link will be provided to allow the downloading of this program. Accordingly, I acknowledge that I understand the above technical requirements and that I possess the technical ability and resources to receive electronic delivery in the manner outlined in this “Consent to Electronic Delivery of Documents”.
4. I acknowledge that I may receive at no cost a paper copy of any Document to be delivered if the Company cannot make electronic delivery available or if I contact the Company’s transfer agent, CIBC Mellon by telephone at (866) 781-3111, regular mail at Ivanhoe Energy Inc. c/o CIBC Mellon Trust Company, PO Box 1900, Vancouver, BC V6C 3K9 or via electronic mail at inquiries@cibcmellon.com. I further acknowledge that my request of a paper copy of any Document does not constitute revocation of this “Consent to Electronic Delivery of Documents”.
5. The Documents will be posted on the Website for delivery for a period of time corresponding to the notice period stipulated under applicable legislation and the Documents will remain posted on the Website thereafter for a period of time which is appropriate and relevant, given the nature of the document.
6. I understand that my consent may be revoked or changed at any time by notifying the Company’s transfer agent of such revocation or changed by telephone, regular mail or e-mail as specified in paragraph 4 above.
7. I understand that the Company maintains in confidence the personal information I provide as a Shareholder and uses it only for the purpose of Shareholder communication.
8. I understand that I am not required to consent to the electronic delivery of Documents. I have read and understand this “Consent to Electronic Delivery of Documents” and I consent to the electronic delivery of Documents on the foregoing terms.
I have read and understand this “Consent for Electronic Delivery of Documents” and consent to the electronic delivery of the Documents on the terms outlined above.

NOTICE TO BENEFICIAL SHAREHOLDERS
REGARDING QUARTERLY AND ANNUAL REPORTS
AND
CONSENT TO ELECTRONIC DELIVERY OF DOCUMENT
Dear Shareholder,
As a non-registered shareholder of Ivanhoe Energy Inc. (the “Company”), you are entitled to receive our annual and interim financial statements. If you wish to receive these financial statements, please either complete and return this notice by mail or submit your request online (see address below). Your name will then be placed on the Supplemental Mailing List maintained by our Transfer Agent and Registrar, CIBC Mellon Trust Company.
As long as you remain a non-registered shareholder, you will receive this card each year and will be required to renew your request to receive these financial statements. If you have any questions about this procedure, please contact CIBC Mellon Trust Company by phone at 1-800-387-0825 or (416) 643-5500 or at www.cibcmellon.com/investorinquiry.
We encourage you to submit your request online at www.cibcmellon.com/FinancialStatements. The Company code number is 0435A.

Financial Statements Election Notice		(PLEASE PRINT)

To:	CIBC Mellon Trust Company
	PO Box 7010	Name

Adelaide Street Postal Station
	Toronto, ON M5C 2W9	Address

Canada
Fax: (416) 643-3135

ELECTRONICALLY: www.cibcmellon.com/investorinquiry

Postal/Zip Code

Please add my name to the Supplemental Mailing List for Ivanhoe Energy Inc. and send me their financial statements as Indicated below:		Country
Email Address

☐ Annual Financial Statements
☐ Interim Financial Statements

CHECK ONE:

☐	By Mail

☐	By electronic delivery. I have read and understood the terms of this Consent set forth on the reverse side of this notice and I consent to the electronic delivery of the Documents indicated in Item 1 on the reverse side of this notice.
(See Reverse Side)

SHAREHOLDER CONSENT TO DELIVERY OF ELECTRONIC MATERIALS
Ivanhoe Energy Inc. (the “Company”) is introducing a voluntary option for the delivery of Company documents to its shareholders (“Shareholders”) by electronic means rather than traditional mailing of paper copies. This option allows the Company to provide its shareholders a convenient method of receiving materials meant to increase timeliness for Shareholders, provide benefits to our environment and reduce costs.
I consent to the electronic delivery of the documents listed below that the Company elects to deliver to me electronically, all in accordance with the terms hereof. The consent granted herein will last until revoked by the Shareholder.
1. The following documents that are filed with securities regulators and delivered to other Shareholders will at the same time be delivered electronically to me (collectively referred to as the “Documents” or each of them as a “Document”):
a) annual reports including financial statements;
b) quarterly reports, including financial statements;
c) notices of meetings of shareholders, management information circulars and forms of proxy; and
d) such other disclosure documents that the Company makes available by electronic means.
2. The Documents will be delivered to you by the Company by making them available for your viewing, downloading and/or saving on the Internet website www.ivanhoeenergy.com (the “Website”).
A Shareholder must then go to “Investor Information” and “Financial Reports” and locate the document of interest for viewing. The Company will advise you by e-mail when the documents are available on the Website.
3. The viewing, downloading and/or saving of a Document requires me to use:
a) a computer with a 486/33 processor (or MacIntosh LC III) or higher with at least 16 megabytes of RAM (Random Access Memory) and Windows 3.1;
b) access to an Internet service provider;
c) the program Netscape Navigator 3.0 (or higher) or Microsoft Internet Explorer 3.0 (or higher);
d) the program Adobe Acrobat Reader 3.0 (or higher) to read the material; and
e) an electronic mail account to receive notification.
For Shareholders without Adobe Acrobat Reader, a link will be provided to allow the downloading of this program. Accordingly, I acknowledge that I understand the above technical requirements and that I possess the technical ability and resources to receive electronic delivery in the manner outlined in this “Consent to Electronic Delivery of Documents”.
4. I acknowledge that I may receive at no cost a paper copy of any Document to be delivered if the Company cannot make electronic delivery available or if I contact the Company’s transfer agent, CIBC Mellon by telephone at (866) 781-3111, regular mail at Ivanhoe Energy Inc. c/o CIBC Mellon Trust Company, PO Box 1900, Vancouver, BC V6C 3K9 or via electronic mail at inquiries@cibcmellon.com. I further acknowledge that my request of a paper copy of any Document does not constitute revocation of this “Consent to Electronic Delivery of Documents”.
5. The Documents will be posted on the Website for delivery for a period of time corresponding to the notice period stipulated under applicable legislation and the Documents will remain posted on the Website thereafter for a period of time which is appropriate and relevant, given the nature of the document.
6. I understand that my consent may be revoked or changed at any time by notifying the Company’s transfer agent of such revocation or changed by telephone, regular mail or e-mail as specified in paragraph 4 above.
7. I understand that the Company maintains in confidence the personal information I provide as a Shareholder and uses it only for the purpose of Shareholder communication.
8. I understand that I am not required to consent to the electronic delivery of Documents. I have read and understand this “Consent to Electronic Delivery of Documents” and I consent to the electronic delivery of Documents on the foregoing terms.
I have read and understand this “Consent for Electronic Delivery of Documents” and consent to the electronic delivery of the Documents on the terms outlined above.

IVANHOE ENERGY INC.
654 – 999 Canada Place
Vancouver, BC V6C 3E1
Telephone: 604-688-8323 Fax: 604-682-2060

Notice of Annual General Meeting of Shareholders
April 27, 2011
NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders of IVANHOE ENERGY INC. (the “Company”) will be held in Suite 629 — 999 Canada Place, Vancouver, British Columbia on Wednesday, April 27, 2011, at 2:00 PM local time (the “Meeting”) for the following purposes:
1.	to receive the report of the directors;

2.	to receive the Company’s audited financial statements for the financial year ended December 31, 2010 and the auditor’s report thereon;

3.	to elect directors for the ensuing year;

4.	to appoint auditors for the ensuing year and to authorize the directors to fix the auditors’ remuneration; and

5.	to transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.
The Board of Directors has fixed March 11, 2011 as the record date for the determination of shareholders entitled to notice of, and to vote at, this Annual General Meeting and at any adjournment thereof.
A Management Proxy Circular, form of proxy, the audited consolidated financial statements of the Company for the year ended December 31, 2010, the auditor’s report thereon, management’s discussion and analysis and certain other documents accompany this Notice. The Management Proxy Circular contains details of matters to be considered at the Meeting.
A shareholder who is unable to attend the Meeting in person and who wishes to ensure that his or her shares will be voted at the Meeting, is requested to complete, date and sign the enclosed form of proxy and deliver it by facsimile, by hand or by mail in accordance with the instructions set out in the form of proxy and in the Management Proxy Circular. Instructions on how to vote over the Internet are also set out in the Management Proxy Circular.
DATED at Vancouver, British Columbia, this 21st day of March, 2011.

BY ORDER OF THE BOARD OF DIRECTORS
“Beverly A. Bartlett”
Beverly A. Bartlett
Vice President and Corporate Secretary